                                                                  EXHIBIT 10.j

                       STOCK PURCHASE AND SALE AGREEMENT

                                BY AND BETWEEN

                          C.I.S. TECHNOLOGIES, INC.,

                    FIRST FINANCIAL MANAGEMENT CORPORATION

                                      AND

                             MICROBILT CORPORATION



                                 May ___, 1995

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                  PAGE NO.
- -------                                                                  --------

RECITALS....................................................................... 1

     1.  SALE AND PURCHASE OF HCCI COMMON STOCK................................ 1

2.  CONSIDERATION.............................................................. 2

3.  SEPARATE AGREEMENTS........................................................ 3
     3.1  AGREEMENT CONCERNING EARN-OUT........................................ 3
     3.2  NONCOMPETE AGREEMENT................................................. 3

4.  CLOSING AND EFFECTIVE DATES................................................ 4
     4.1  CLOSING DATE......................................................... 4
     4.2  EFFECTIVE TIME OTHER THAN FOR ACCOUNTING PURPOSES.................... 4
     4.3  ACCOUNTING EFFECTIVE DATE............................................ 4

5.  TERMINATION................................................................ 5
     5.1  TERMINATION EVENTS................................................... 5
     5.2  EFFECT OF TERMINATION................................................ 5

6.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS.............................. 6
     6.1  OWNERSHIP OF SHARES.................................................. 6
     6.2  AUTHORIZATION........................................................ 6
     6.3  NO CONSENTS REQUIRED................................................. 6
     6.4  NO CLAIMS AGAINST THE COMPANY........................................ 6
     6.5  DISPOSITION OF SECURITIES; SOLICITATION; ETC......................... 6
     6.6  ORGANIZATION AND QUALIFICATION OF THE COMPANY........................ 7
     6.7  CAPITAL STOCK........................................................ 7
     6.8  CORPORATE RECORDS.................................................... 7
     6.9  NON-CONTRAVENTION.................................................... 8
     6.10  SUBSIDIARIES........................................................ 8
     6.11  FINANCIAL STATEMENTS................................................ 8
     6.12  ABSENCE OF CERTAIN CHANGES.......................................... 9
     6.13  GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS................. 9
     6.14  ABSENCE OF UNDISCLOSED LIABILITIES................................. 10
     6.15  TAXES.............................................................. 10
     6.16  TITLE TO PROPERTIES................................................ 10
     6.17  CONDITION OF PROPERTIES............................................ 11
     6.18  MATERIAL CONTRACTS................................................. 11
     6.19  LITIGATION......................................................... 12


     6.20  LABOR CONTROVERSIES AND EMPLOYEES.................................. 13
     6.21  INSIDER INTERESTS.................................................. 13
     6.22  INTELLECTUAL PROPERTY.............................................. 13
     6.23  INSURANCE.......................................................... 14
     6.24  EMPLOYEE AND FRINGE BENEFIT PLANS.................................. 14
     6.25  MAJOR CUSTOMERS.................................................... 15
     6.26  ENVIRONMENTAL MATTERS.............................................. 15
     6.27  CUSTOMER WARRANTIES................................................ 16
     6.28  BANK ACCOUNTS...................................................... 16
     6.29  ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS.................. 16

7.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................... 17
     7.1  EXISTENCE, POWER AND AUTHORIZATION.................................. 17
     7.2  NON-CONTRAVENTION................................................... 17
     7.3  LITIGATION.......................................................... 17
     7.4  INVESTMENT.......................................................... 17
     7.5  NO CONSENTS REQUIRED................................................ 17

8.  FURTHER AGREEMENTS OF THE PARTIES......................................... 18
     8.1  INVESTIGATION; CONFIDENTIALITY...................................... 18
     8.2  CONDUCT OF THE BUSINESS PENDING THE CLOSING......................... 18
     8.3  CONSENTS, AUTHORIZATIONS, ETC....................................... 20
     8.4  GOOD FAITH; FURTHER ASSURANCES; COOPERATION......................... 20
     8.5  EXPENSES............................................................ 20
     8.6  PUBLICITY........................................................... 20
     8.7  EMPLOYEE MATTERS.................................................... 21
     8.8  ADDITIONAL FINANCIAL STATEMENTS..................................... 22
     8.9  NO SOLICITATION OF TRANSACTIONS..................................... 23
     8.10  TERMINATION OF RELATED PARTY ARRANGEMENTS AND TRANSACTIONS......... 23
     8.11  NO TRANSFERS....................................................... 23
     8.12  SHAREHOLDER AND EMPLOYMENT AGREEMENTS.............................. 23
     8.13  CONDUCT OF THE BUSINESS PRIOR TO REPAYMENT OF NOTE................. 23

9.  CONDITIONS TO CLOSING..................................................... 26
     9.1  CONDITIONS TO OBLIGATIONS OF THE PURCHASER.......................... 26
     9.2  CONDITIONS TO OBLIGATION OF THE SELLERS............................. 28

10. DOCUMENTS TO BE DELIVERED AT THE CLOSING.................................. 31
     10.1  DOCUMENTS TO BE DELIVERED BY THE SELLERS........................... 31
     10.2  DOCUMENTS TO BE DELIVERED BY THE PURCHASER......................... 31

11. TAX MATTERS............................................................... 32
     11.1  TAX INDEMNITIES.................................................... 32
     11.2  FILING OF RETURNS.................................................. 32


     11.3  CONTROL OF CONTEST................................................. 33
     11.4  ACCESS AND ASSISTANCE.............................................. 33
     11.5  TRANSFER TAXES..................................................... 33
     11.6  ARBITRATION........................................................ 33
     11.7  REPORTING OF TRANSACTION........................................... 34

12.  INDEMNIFICATION.......................................................... 35
     12.1  INDEMNIFICATION BY THE SELLERS..................................... 35
     12.2  INDEMNIFICATION BY THE PURCHASER................................... 35
     12.3  CERTAIN LIMITATIONS AND RELATED MATTERS............................ 35
     12.4  CLAIMS FOR INDEMNIFICATION......................................... 36
     12.5  DEFENSE OF CLAIMS BY THIRD PARTIES................................. 36
     12.6  THIRD PARTY CLAIM ASSISTANCE....................................... 37
     12.7  DISPUTED INDEMNIFICATION CLAIMS.................................... 37
     12.8  MANNER OF INDEMNIFICATION.......................................... 37
     12.9  INDEMNIFICATION EXCLUSIVE REMEDY................................... 38

13.  MISCELLANEOUS............................................................ 39
     13.1  FINDERS, ETC....................................................... 39
     13.2  SPECIFIC PERFORMANCE AND OTHER REMEDIES............................ 39
     13.3  GOVERNING LAW...................................................... 39
     13.4  HEADINGS........................................................... 39
     13.5  NOTICES............................................................ 39
     13.6  SEPARABILITY....................................................... 41
     13.7  WAIVER............................................................. 41
     13.8  NO THIRD PARTY BENEFICIARIES, ASSIGNMENT........................... 41
     13.9  TIME OF THE ESSENCE; COMPUTATION OF TIME........................... 41
     13.10  DEFINITIONS REGARDING KNOWLEDGE................................... 41
     13.11  DEFINITION REGARDING THREATENED................................... 41
     13.12  NUMBER; GENDER.................................................... 41
     13.13  COUNTERPARTS...................................................... 41
     13.14  ENTIRE AGREEMENT; AMENDMENT....................................... 42

                     SCHEDULES AND EXHIBITS TO AGREEMENTS

Schedule
No.                         Title
- --------                    -----

6.4                         No Claims Against the Company
6.6                         Organization and Qualification of the Company
6.10                        Subsidiaries
6.11                        Financial Statements
6.12                        Absence of Certain Changes
6.13                        Governmental Authorization and Compliance with Laws
6.14                        Absence of Undisclosed Liabilities
6.15                        Taxes
6.16                        Title to Properties
6.17                        Adequacy; Condition
6.18                        Material Contracts
6.19                        Litigation
6.20                        Labor Controversies and Employees
6.21                        Insider Interests
6.22                        Intellectual Property
6.23                        Insurance
6.24                        Employee and Fringe Benefit Plans
6.25                        Major Customers
6.27                        Customer Warranties in Excess of $80,000
6.28                        Bank Accounts
7.2                         Non Contravention (Purchaser)
7.3                         Litigation (Purchaser)
8.2                         Capital Expenditures
8.7                         Employee Benefits Accruing After Closing
8.12                        Shareholder and Employment Agreements


Exhibit                     Description
- -------                     -----------

A-1                         Purchase Money Promissory Note
A-2                         Corporate Guaranty
A-3                         Stock Pledge Agreement
A-4                         Security Agreement
B                           Agreement Concerning Earn-out
C                           Noncompete Agreement

                                 DEFINED TERMS

Term                                                         Section Number
- ----                                                         --------------

1994 Audited Financial Statements                            8.8(a)(i)
1994 Unaudited Financial Statements                          6.11(a)
Accounting Effective Date                                    4.3
Acquisition Proposal                                         8.9
Affected Employees                                           8.7
Affiliate                                                    6.12
Agreement                                                    Preamble
Applicable Plan Year-End                                     6.24(c)(i)
Assumption                                                   2
Authorizations                                               6.13
Cash Consideration                                           2
Citations                                                    6.26(c)
Closing                                                      4.1
Closing Date                                                 4.1
Code                                                         6.15(d)
Company                                                      Recitals
Continuation Coverage                                        8.7(d)
Costs                                                        12.1
Determination Date                                           12.7
Effective Time                                               4.2
Employee Plan                                                6.24(a)
ERISA                                                        6.24(a)
ERISA Affiliate                                              6.24(a)
Environmental Laws                                           6.26(a)
First Quarter 1995 Unaudited Financial Statements            8.8(a)(ii)
FFMC                                                         Preamble
FFMC Plan                                                    8.7(b)
GAAP                                                         6.11(a)
GECC                                                         2
Governmental Authority                                       6.30
HCCI Common Stock                                            Recitals
Indemnified Party                                            12.4
Indemnifying Party                                           12.4
Independent Accounting Firm                                  11.6
Intellectual Property                                        6.22
Intellectual Property Agreements                             6.22
Laws                                                         6.9
Liens                                                        6.1
Major Customer                                               6.25
Material Contracts                                           6.18


Merger Agreement                                             3.1
MHSI                                                         6.16
MicroBilt                                                    Preamble
Minimum Claim Amount                                         12.3(c)
Multi-Employer Plan                                          6.24(a)(ii)
Notice of Claim                                              12.4
Notice of Possible Claim                                     12.5
Orders                                                       6.9
PBGC                                                         6.24(a)
Pension/Profit Sharing Plan                                  6.24(a)(i)
Properties                                                   6.17(a)
Property Agreements                                          6.22
Purchaser                                                    Preamble
Purchaser Benefit Programs                                   8.7
SEC                                                          6.24(a)
Seller                                                       Preamble
Sellers                                                      Preamble
Subsidiary                                                   6.10
Superfund Notice                                             6.26(c)
Tax Return                                                   6.15(f)
Taxes                                                        6.16(e)
Welfare Plan                                                 6.24(a)(iii)

                       STOCK PURCHASE AND SALE AGREEMENT
                       ---------------------------------


     THIS STOCK PURCHASE AND SALE AGREEMENT ("Agreement"), dated the _____ day of May, 1995, is entered into by and between First Financial Management Corporation, a Georgia corporation ("FFMC"), MicroBilt Corporation, a Georgia corporation wholly owned by FFMC ("MicroBilt") (FFMC and MicroBilt are individually referred to as a "Seller" and collectively referred to as the "Sellers"), and C.I.S. Technologies, Inc., a Delaware Corporation (the "Purchaser"),

                                   RECITALS:

     A. MicroBilt owns all of the issued and outstanding capital stock, consisting of one hundred (100) shares of Class A common stock, (the "HCCI Common Stock") of Hospital Cost Consultants, Inc., a California Corporation (the "Company").

     B. The Purchaser desires to buy and the Sellers desire that MicroBilt sell the HCCI Common Stock upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, it is hereby agreed as follows:


                                   ARTICLE I

                           SALE AND PURCHASE OF STOCK

     1. SALE AND PURCHASE OF HCCI COMMON STOCK. MicroBilt shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase from MicroBilt, all of MicroBilt's right, title and interest in the HCCI Common Stock for the consideration and upon the other terms set forth in this Agreement.

                                   ARTICLE II

                                 CONSIDERATION

     2. CONSIDERATION. The consideration to be paid by the Purchaser to Sellers for the HCCI Common Stock and the Noncompete Agreement referred to in Section 3.2, below, shall consist of $10.0 million in cash (the "Cash Consideration") which shall be paid by the Purchaser to FFMC at the Closing (defined below) in immediately available funds, and Purchaser's guaranty of the Company's intercompany payable to FFMC in the amount of $5.0 million, which liability, upon Closing, shall be evidenced by the Company's Promissory Note to FFMC in the form attached hereto as Exhibit "A-1;" said note (the "HCCI Note") to be guaranteed by Purchaser and secured by a pledge of the HCCI Common Stock and a second security interest (inferior to a first and primary security interest in favor of General Electric Capital Corporation ("GECC")) in the Company's accounts receivable, pursuant to a Corporate Guaranty, a Stock Pledge Agreement and a Security Agreement in the forms attached hereto as Exhibits A-2, A-3 and
 A-4 respectively.

                                  ARTICLE III

                              SEPARATE AGREEMENTS

     3.  SEPARATE AGREEMENTS.

          3.1 AGREEMENT CONCERNING EARN-OUT. The Purchaser and the Sellers shall enter into an agreement to include, as parties thereto, John Booth, as "Shareholders Agent," and certain former shareholders of the Company in form and substance substantially as set forth on Exhibit B hereto or in such other form
                                        ---------
and substance to which all of the parties thereto might agree(the "Agreement Concerning Earn-out") respecting certain contingent obligations of the Sellers to pay "Additional Merger Consideration" to the former Class A and Class B shareholders of the Company, which obligations arise pursuant to Section 2.2(b) of that certain Agreement and Plan of Merger dated October 26, 1993 among, inter alia, FFMC, MicroBilt and the Company (the "Merger Agreement").

          3.2 NONCOMPETE AGREEMENT. In addition to relinquishing, all rights to the HCCI Common Stock and thereby also conveying the goodwill of the Company to the Purchaser, the Sellers also agree to enter into a Noncompete Agreement with Purchaser substantially in the form and substance as set forth on Exhibit C
                                                                       ---------
hereto. $500,000.00 of the Cash Consideration shall be allocated to consideration for the non-competition covenants set forth in the Noncompete Agreement.

                                   ARTICLE IV

                          CLOSING AND EFFECTIVE DATES

     4.  CLOSING AND EFFECTIVE DATES.

          4.1 CLOSING DATE. The consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Pray, Walker, Jackman, Williamson & Marlar, 900 ONEOK Plaza, 100 West Fifth Street, Tulsa, Oklahoma 74103 at 9:00 a.m. on the third (3rd) business day after all
                                                  --
conditions set forth in Section 9 have been satisfied or waived in writing or such other date and time agreed upon by the Purchaser and the Sellers (the "Closing Date"). At the Closing the parties shall deliver the executed agreements and other documents referred to in Section 10.

          4.2 EFFECTIVE TIME OTHER THAN FOR ACCOUNTING PURPOSES. The conclusion of the Closing shall be the effective time of the consummation of the transactions contemplated in this Agreement for all purposes except accounting purposes ("Effective Time").

          4.3 ACCOUNTING EFFECTIVE DATE. The effective date of the consummation of the transactions contemplated in this Agreement for accounting purposes shall be deemed to be the first day of the calendar month in which the Closing Date occurs (the "Accounting Effective Date").

                                   ARTICLE V

                                  TERMINATION

     5.  TERMINATION.

          5.1 TERMINATION EVENTS. This Agreement may be terminated and abandoned prior to the Effective Time:

          (i) at any time by mutual action in writing by FFMC and the Purchaser;

          (ii) by either FFMC or the Purchaser by written notice to the other if the Closing has not occurred by June 30, 1995;

          (iii) by the Purchaser if any condition set forth in Section 9.1 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Sellers on or before June 30, 1995; or

          (iv) by FFMC if any condition set forth in Section 9.2 shall not have been complied with or performed in any material respect and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Purchaser on or before June 30, 1995;

provided, however, that neither the Sellers nor the Purchaser shall unilaterally
- --------  -------
terminate this Agreement prior to June 30, 1995 if the only condition not satisfied is that specified in Section 9.1(a) and 9.2(a) unless the other party fails, after written notice, to use its best efforts to cause such condition to be satisfied as promptly as reasonably practicable.

          5.2 EFFECT OF TERMINATION. In the event of a termination and abandonment of this Agreement pursuant to Section 5.1, this Agreement shall forthwith become void and of no further effect, without any liability or obligation on the part of any party hereto, other than the provisions of Sections 8.1, 8.5, 8.6 and 13, it being understood that the parties, liabilities and obligations under Sections 8.1, 8.5, 8.6 and 13 shall survive the termination and abandonment of this Agreement. Notwithstanding the foregoing, nothing contained in this Section 5.2 shall relieve any party from liability for any breach of any covenant or agreement in this Agreement or for any intentional breach of a representation or warranty, and any such termination and abandonment shall be without prejudice to the rights of any party hereto arising out of such breach. Upon any termination of this Agreement pursuant to Section 5.1, Purchaser agrees that for a period of one (1) year thereafter, it will not hire any person who is an employee of the Company as of the date of this Agreement, provided that Purchaser will not hire any of the following employees for a period of two (2) years after such termination: Toby Faingold; Larry Ballard; Ralph Simpson; Kyle Sterling; Paul Price; Mark Emkjer; John Murray; Louise Bridges; Terry Brandt; and Walter Ellenberger.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          6. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers jointly and severally represents and warrants to the Purchaser as follows:

                 6.1 OWNERSHIP OF SHARES. MicroBilt owns of record and beneficially, and will so own immediately prior to the Effective Time, all right, title and interest in and to 100 shares of HCCI Common Stock free and clear of all liens, mortgages, claims, options, proxies, charges, security interests and encumbrances (collectively "Liens"), rights of refusal and similar rights and other transfer restrictions of any nature whatsoever (including any arising from any existing or threatened litigation) other than restrictions on transfer arising out of federal and state securities laws.

                 6.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the other documents and agreements contemplated hereby by Sellers have been duly authorized by all necessary corporate action of each of Sellers and this Agreement and the other documents and agreements contemplated hereby to which either or both of Sellers is or are a party constitutes the valid and binding obligation of such of Sellers enforceable against it or them in accordance with its terms.

                 6.3 NO CONSENTS REQUIRED. Except as set forth at Section 8.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any executive, judicial or other public authority, agency, department, bureau, division, unit, court or other public body, person or entity (collectively a "Governmental Authority"), or any other consent, approval or authorization from any other third party, on the part of Sellers or the Company is required in connection with the execution or delivery of this Agreement and the other documents and agreements contemplated hereby by Sellers and the consummation by Sellers of the transactions contemplated by, or other compliance with the performance under, this Agreement and such other documents and agreements.

                 6.4 NO CLAIMS AGAINST THE COMPANY. Except as expressly set forth herein or as listed on Schedule 6.4, neither of Sellers has any claim
                             ------------
against the Company.

                 6.5 DISPOSITION OF SECURITIES; SOLICITATION; ETC. From and after the date hereof, and unless this Agreement is terminated in accordance with Section 5, each Seller shall:

                       (a) not transfer, sell or assign to any person, or agree in any manner to transfer, sell or assign to any person, or pledge, encumber, deposit in a voting trust or grant a proxy with respect to any shares of HCCI Common Stock presently or hereafter owned or controlled by Sellers without the prior written consent of Purchaser; and

                       (b) not solicit or enter into any agreement or arrangement with any person with respect to any transfer, sale or assignment of any HCCI Common Stock or the assets of HCCI, except transfers, sales or assignments specifically contemplated by this Agreement.

The parties recognize and acknowledge that a breach by Sellers of this Section
6.5 will cause irreparable and material loss and damage to Purchaser the amount of which is not readily determinable and that, accordingly, each party agrees that, in addition to the reimbursement of all expenses incurred by Purchaser in connection with the preparation for and consummation of the transactions contemplated hereby and the perfection of its rights hereunder (including, without limitation, attorneys' and accountants' fees and disbursements), the issuance of an injunction, an order requiring specific performance or other equitable remedy shall be an appropriate remedy for any such breach.

                 6.6 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions shown on Schedule 6.6, which, except as
                                          ------------
otherwise indicated on Schedule 6.6, are the only jurisdictions in which the
                       ------------
Company owns any property or has any place of business or where failure to so qualify would have a material adverse effect on the Company. The copies of the Company's Articles of Incorporation and Bylaws, as amended to date, which have been delivered to Purchaser, are complete and correct, and such instruments, as so amended, are in full force and effect.

                 6.7 CAPITAL STOCK. The authorized capital stock of the Company on the date of this Agreement and immediately prior to the Effective Time consists and will consist of 10,000,000 shares of Class A Common Stock, of which 100 shares are and will be validly issued and outstanding, fully paid and non-assessable and are free of preemptive and similar rights, and no shares are and will be held in the treasury of the Company. The Sellers are the only owners of capital stock or other securities of any kind or class of the Company; and no options, warrants, subscriptions, puts, calls or other rights, commitments, undertakings or understandings to acquire, or restrict the transfer (other than those imposed by federal and state securities laws) of, any capital stock or other securities of any kind or class of the Company or rights, obligations or undertakings convertible into securities of any kind or class of the Company are issued, authorized or outstanding. All of the HCCI Common Stock issued prior to the Effective Time has been and will be issued in compliance with federal and state securities laws.

                 6.8 CORPORATE RECORDS. The corporate record books (including the share records) of the Company are complete, accurate and up to date in all material respects with all necessary signatures, and set forth all meetings at which any action was taken by the stockholders and directors of the Company and all transactions involving the shares of the Company (and contain all cancelled share certificates).

          6.9 NON-CONTRAVENTION. The execution and delivery of this Agreement and the other documents and agreements contemplated hereby by Sellers and the consummation by Sellers of the transactions contemplated by, or other compliance with the performance under, this Agreement and such other documents and agreements do not and will not with the passing of time or giving of notice or both: (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company, or any agreement to which the Company is a party or by which the Company or any of its assets is bound; or (ii) violate, or result (with the giving of notice or the lapse of time or both) in a violation of any provision of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any obligation under, or result in the creation or imposition of any Liens upon any property of the Company pursuant to any provision of, any Lien, mortgage, lease, agreement, license or instrument, or any statute, law, ordinance, code, rule, regulation, policy or guideline of any federal, state, local or other Governmental Authority (collectively "Laws") or any order, arbitration award, injunction, judgment or decree (collectively "Orders") to which the Company is a party or by which the Company is bound, and do not and will not violate or conflict with any other restriction of any kind or character to which the Company is subject or by which any of its assets may be bound, and the same does not and will not constitute an event permitting termination of any Lien, mortgage, lease, agreement, license or instrument to which the Company is a party.

          6.10 SUBSIDIARIES.  Except as set forth on Schedule 6.10, the Company
                                                     -------------
does not have any Subsidiary (defined below) or own any equity interest in any corporation, partnership, limited liability company, joint venture, business trust or other business organization, whether incorporated or unincorporated. The term "Subsidiary" means, with respect to the Company, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by the Company.

          6.11 FINANCIAL STATEMENTS.

          (a) The unaudited balance sheet of the Company as of December 31, 1994, and the related statement of income for the 12 month period then ended (the "1994 Unaudited Financial Statements") set forth on Schedule
                                                                    --------
     6.11, have been prepared from the books and records of the Company, have
     ----
     been prepared in conformity with generally accepted accounting principles ("GAAP") and present fairly the financial position of the Company as of December 31, 1994 and its results of operations for the 12 month period then ended. Such 1994 Unaudited Financial Statements do not include the effects of reflecting push down accounting entries included on the records of the Company's parent.

          (b) The accounts receivable of the Company reflected in the 1994 Unaudited Financial Statements are, subject to the allowance for doubtful receivables set forth therein, to the extent uncollected, valid and existing, represent invoices due for products licensed, goods sold and delivered or services rendered or contractually committed. To the best knowledge of Sellers, such accounts receivable are collectible and subject to no refunds or other adjustments, and to no defenses, rights of set-off, assignments, restrictions, encumbrances or conditions enforceable by third parties, except as set forth on Schedule 6.11.
                            -------------

          6.12 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 6.12,
                                                                  -------------
since December 31, 1994: (i) the Company has operated its business in the ordinary and usual course; (ii) there has not been any material adverse change in the financial condition, results of operations or business of the Company;
(iii) there has not been any material damage, destruction or loss (whether or not covered by insurance) to the real or personal property of the Company; (iv) except as permitted by Section 8.10, the Company has not made, declared or paid any dividend or declared or made any distribution on, or directly or indirectly combined, redeemed, purchased or otherwise acquired, any shares of its outstanding common stock or incurred any debt to the Sellers or any affiliate, as that term is defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (an "Affiliate"), of the Company or the Sellers; (v) except as permitted by Section 8.10, the Company has not entered into, amended or terminated any Material Contract (defined below); (vi) except as permitted by Section 8.10, the Company has not made any payments to any Affiliate of the Company or the Sellers other than compensation, expense reimbursement and similar payments in the ordinary course of business consistent with past practices; (vii) except as permitted by Section 8.10, the Company has not granted or agreed to grant any bonus to any current employee, any general increase in the rates of salaries or compensation of its employees or any specific increase to any current employee, except in accordance with regularly scheduled periodic bonuses and increases consistent with prior practices, and has not provided for any new pension, retirement or other employee benefits to any of its current employees or any increase in any existing benefits; (viii) except as permitted by Section 8.10, the Company has not sold, assigned, leased, transferred, encumbered, granted a security interest in or license with respect to, or disposed of, any of its assets or properties, tangible or intangible, other than in the ordinary course of business and has not waived or released any rights of value, or cancelled, compromised, released or assigned any indebtedness owed to it or any claims held by it; and (ix) the Company has not made any capital expenditures except for software development costs and capital expenditures made in the ordinary course of its business consistent with past practice and, as to capital expenditures other than software development costs, not exceeding $10,000.00 individually or $25,000.00 in the aggregate.

          6.13 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Except as set forth on Schedule 6.13, (i) the business of the Company has been operated in
             -------------
all material respects in compliance with all Laws, including without limitation, all Environmental Laws (defined below); (ii) the Company has all permits, certificates, licenses, approvals and other authorizations (collectively "Authorizations") required in connection with the operation of its business;
(iii) no notice has been issued and to the best of the knowledge of Sellers no investigation or review is pending, threatened or contemplated, by any Governmental Authority (A) with respect to any alleged violation by the Company of any Laws, or (B) with respect to any alleged failure to have all Authorizations required in connection with the operation of the business of the Company; and (iv) the Company is not in violation of any order applicable to it or any of its Properties (defined below).

          6.14 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the balance sheet as of December 31, 1994 included in the 1994 Unaudited Financial Statements and except as otherwise disclosed on Schedule 6.14, the Company (i)
                                                -------------
did not have, as of December 31, 1994, any debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise and whether due or to become due, that are of a character required by GAAP to be reflected on an audited balance sheet dated as of December 31, 1994 and (ii) did not incur since December 31, 1994 any such debts, liabilities or obligations other than debts, liabilities or obligations incurred in the ordinary and usual course of business after such date.

          6.15 TAXES.

          (a) Except as set forth on Schedule 6.15, the Company (or FFMC on
                                     -------------
behalf of the Company) has (i) filed with the appropriate federal, state and local taxing authorities all Tax Returns (defined below) required to be filed by or on behalf of the Company and (ii) paid in full all Taxes (defined below) owed (whether or not shown to be due on such Tax Returns) by the Company.

          (b) The Company (or FFMC on behalf of the Company) has withheld and paid to the proper Governmental Authorities all Taxes required to have been withheld and paid by the Company in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (c) Except as set forth on Schedule 6.15:  (i) no audit of the Tax
                                     --------------
Returns of the Company is currently being conducted, and the Company has not received any notice that any federal, state or local taxing authority intends to conduct such an audit; (ii) the Company (or FFMC on behalf of the Company) has not received any notice of proposed adjustments, notice of deficiency or assessment from any federal, state or local taxing authority with respect to Taxes of the Company that has not previously been resolved; and (iii) the Company (or FFMC on behalf of the Company) has not granted any waiver of a statute of limitations with respect to Taxes of the Company.

          (d) FFMC will not make any election under Federal Income tax regulation 1.1502-20(g) to reattribute to itself any portion of the Company's net operating loss carryovers or net capital loss carryovers.

          (e) For purposes of this Agreement: (i) the term "Taxes" means all taxes, including, but not limited to, income, sales, use, transfer, payroll, ad valorem or franchise taxes, that are imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and any interest, penalties or additions to tax attributable to such taxes; and (ii) the term "Tax Return" means any report, return, statement or other written information required to be supplied to a taxing authority in connection with Taxes.

          6.16 TITLE TO PROPERTIES.  Except as set forth on Schedule 6.16, the
                                                            -------------
Company does not hold legal or equitable title to any real property. Except as set forth on Schedule 6.16, the Company has good and marketable title to all
             -------------
properties and assets reflected in the Company's balance sheet dated December 31, 1994 included in the 1994 Unaudited Financial Statements or acquired after that date or used by the Company in its business, free and clear of any Liens except for (i) those disclosed in Schedule 6.16; (ii) liens for
                                               -------------
taxes not yet delinquent; (iii) liens of landlords, carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business for sums not yet delinquent; and (iv) imperfections of title and other Liens, the existence of which, individually and in the aggregate, do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby. Except as set forth on Schedule 6.16, the
                                                            -------------
Company has not leased any of the properties owned by it or subleased any of the properties leased by it or granted any person the right to possess any of its properties. The use and occupancy by the Company of the real properties, buildings, structures and improvements leased by the Company conforms to all Laws. The Company owns all of the outstanding stock of Master Hospital Systems, Inc., a Texas corporation ("MHSI"), free and clear of all Liens, rights of refusal and similar rights. The representations and warranties of title contained in this Section 6.16 do not include representations or warranties of ownership of Intellectual Property (defined below) or non-infringement of the intellectual property rights of other parties, which are addressed in Section 6.22.

          6.17 CONDITION OF PROPERTIES.

          (a) Except as set forth on Schedule 6.17,  (i) the Company is not in
                                     -------------
     any material respect in violation of any Laws in respect of any of the real, personal or mixed properties owned or leased by or licensed to or otherwise possessed by the Company (collectively, the "Properties"); (ii) the Company has neither received notice nor has knowledge of (A) any pending or contemplated condemnation or eminent domain proceeding affecting the Properties, (B) any proposal for increasing the assessed value of any of the Properties for state, county, local or other ad valorem taxes or (C) any pending or contemplated proceedings or public improvements which would result in the levy of any special tax or assessment against any of the Properties; and (iii) there are no outstanding requirements or recommendations by the Company's insurance companies of which the Sellers have knowledge requiring or recommending any repairs or work to be done with reference to any of the Properties. Consummation of the transactions contemplated by this Agreement will not alter the rights or impair the ability of the Company to use the Properties in the conduct of its business as presently conducted.

          (b) All Necessary Properties.  The Properties, Material Contracts
              ------------------------
     (defined below) and Intellectual Property (defined below) of the Company (together with the properties and assets owned or rightfully possessed by the Company not required to be disclosed pursuant to this Agreement) constitute all of the property or assets which the Company uses in connection with the operation of its business as presently conducted.

          6.18 MATERIAL CONTRACTS. Schedule 6.18 sets forth a list of all
                                   -------------
contracts and agreements of the following types to which the Company is a party or is bound: (i) all leases under which the Company leases any (A) real property or (B) personal property to the extent such leases of personal property require rental payments in excess of $10,000 individually on an annualized basis; (ii) all loan agreements or other agreements for the borrowing or lending of money;
(iii) all
employment or consulting agreements to provide services to the Company; (iv) all agreements, other than Intellectual Property Agreements and agreements between the Company and its customers, as to which any party thereto is obligated to make aggregate payments after the date of this Agreement of more than $70,000.00, together with a list of customers having contracts for services to be performed by the Company; and (v) all other agreements whose cancellation would result in a material adverse effect on the operations of the Company (such agreements, together with the Intellectual Property Agreements (defined below), are collectively referred to as "Material Contracts"). As to the Material Contracts, except as set forth on Schedule 6.18:
                                  -------------
          (i) all such Material Contracts are in full force and effect and constitute valid and binding obligations of the Company and of the other parties thereto;

          (ii) there has not been and there currently is no default thereunder by the Company or to the best of the knowledge of the Sellers any other party thereto;

          (iii) no event has occurred and no situation exists which (whether with or without notice, lapse of time or the happening of any other event) would constitute a default by the Company thereunder or, to the best knowledge of the Sellers, any other party thereto entitling the Company or any other party thereto to terminate such Material Contract;

          (iv) there is no outstanding notice of cancellation or termination with respect to any Material Contract; and

          (v) the continuation, validity and effectiveness of all the Material Contracts under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

Except as disclosed on Schedule 6.18, no consent of any party to any Material
                       -------------
Contract is required in connection with the consummation by the Sellers of the transactions contemplated by this Agreement.

          6.19 LITIGATION. Except as disclosed on Schedule 6.19, there is no
                                                  -------------
claim, action, suit, proceeding or investigation pending or, to the best of the knowledge of Sellers, threatened against the Sellers, the Company or any of the
Properties: (i) which questions the validity or legality of this Agreement or any action taken or to be taken by the Sellers or the Company in connection with this Agreement; (ii) which, in the event of a final determination adverse to the Company considered individually or in the aggregate with all such other claims, actions, suits, proceedings or investigations, could reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of the Company; or (iii) which seeks damages in connection with any of the transactions contemplated by this Agreement or to prohibit, restrict or delay such transactions or any of the conditions to consummation of such transactions or to limit in any manner the right of the Purchaser to control the Company or any aspect of the business of the Company after the Closing Date, nor is there any Order of any Governmental Authority, arbitrator or any other person outstanding against the Company having any such effect. The Company is not a party to or bound by any Order of any Governmental Authority, arbitrator or any other person outstanding which, when considered individually or in the aggregate with all such other Orders, materially and adversely affects or could reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of the Company.

          6.20 LABOR CONTROVERSIES AND EMPLOYEES. The Company is in material compliance with all Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, and unfair labor practices. There is no collective bargaining agreement which is binding on the Company. There is no unfair labor practice, complaint, charge or other matter against or involving the Company pending before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority. There is no (and since January 1, 1994 there has not been any) labor strike, work stoppage, union organizing effort or work slowdown pending, involving or, to the knowledge of the Sellers, threatened against the Company. Except as set forth on Schedule 6.20, there are no employment grievances pending between the Company and any of its employees. Except as set forth on Schedule 6.20, the Company is
                                                  -------------
not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to the Company or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with the Company. Set forth on Schedule 6.20 is a list of
                                                   -------------
all current employees of the Company and the amount of each such employee's salary.

          6.21 INSIDER INTERESTS.  Except as disclosed on Schedule 6.21, no
                                                          -------- ----
Shareholder, Affiliate, officer or director, or former stockholder, former officer or former director, of the Company: (i) has any agreement with the Company or any interest in any property, real or personal, tangible or intangible, including without limitation, Intellectual Property (defined below), used in or pertaining to the business of the Company; or (ii) has any rightful claim or cause of action against the Company with respect to acts or omissions occurring prior to the Closing Date except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business with respect to persons who are employees of the Company.

          6.22 INTELLECTUAL PROPERTY.  Except as set forth on Schedule 6.22, the
                                                         -------------
Company owns all patents, trademarks, service marks, trade names, copyrights or applications for the foregoing, and all computer programs, firmware and documentation relating thereto, trade secrets and other intellectual properties (the "Intellectual Property") which are or were used in the conduct of the business of the Company through the Effective Time. Except as disclosed on

Schedule 6.22,  the Company has and has had the unrestricted right to produce,
- -------------
market, license and sell all of the products and services produced, marketed, licensed and sold by it and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. Schedule 6.22 lists
                                                          -------------
all of the Intellectual Property other than trade secrets and lists all licenses or other agreements (other than licenses of generally available software programs for personal computers) pursuant to which the Company has any right to use or enjoy any Intellectual Property that is owned by others or pursuant to which the Company is under a duty of confidentiality with respect to any Intellectual Property owned by others (collectively the "Intellectual Property Agreements"). Except as disclosed on Schedule 6.22, all of the Intellectual Property is owned free and clear of all assignments, licenses, sublicenses and Liens, including claims of employees, former employees or independent contractors of the Company, and the Company has not received notice that the use of any of the Intellectual Property in the business of the Company, any of the products or services of the Company or any products held for future sale or license by the Company violates or infringes upon the claimed rights of others or that any person is violating or infringing the Intellectual Property. As to the Intellectual Property Agreements, except as set forth on Schedule 6.22, (a) all are in full force and effect; (b) the
             -------------
Company is not, nor to the best of the knowledge of the Company, is any other party thereto, in default under any Intellectual Property Agreement; (c) the Company is not and will not become obligated to make any royalty, transfer or similar payments under any Intellectual Property Agreement, (d) the rights of the Company under the Intellectual Property Agreements will not be affected by the consummation of the transactions provided for herein, and (e) to the best of the knowledge of the Sellers, the exercise by the Company of its respective rights under any Intellectual Property Agreement does not and will not infringe upon the claimed rights of others.

          6.23 INSURANCE. Schedule 6.23  summarizes the amount and kinds of
                          -------------
insurance as to which the Company has insurance policies or contracts. All such insurance policies and contracts are in full force and effect. No notice of cancellation or termination of any such insurance policies or contracts has been given to the Company by the carrier of any such policy. All premiums required to be paid in connection therewith through the Effective Time have been paid or will be paid in full when due.

          6.24 EMPLOYEE AND FRINGE BENEFIT PLANS.

          (a) Schedule of Plans.  Except as set forth in Schedule 6.24, neither
              -----------------                          -------------
     the Company nor FFMC maintains or is required to contribute to or otherwise participates in (and has not during the preceding five years maintained, contributed to or otherwise participated in) any group health or life insurance, pension, 401(k), profit-sharing, retirement, bonus, incentive, stock option or stock purchase, insurance, severance, welfare, compensation, fringe benefit or any other employee benefit plans, programs or arrangements, whether formal or informal in respect of employees of the Company (an "Employee Plan"), including, but not limited to, any "employee benefit plan" (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). Neither the Company nor FFMC is a party to any "multiemployer plan" as defined in Section 4001(a) of ERISA in respect of the employees of the Company, and no action has been taken nor has any event occurred which has resulted or is likely to result in any withdrawal liability to any other "multiemployer plan" which withdrawal liability is or will become a liability of the Company.

          (b)  Qualification.  Except as set forth in Schedule 6.24, each
               -------------                          -------------
     Employee Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA that is intended to satisfy the requirements of Sections 401(a) and 501 of the Code: (i) has received a favorable determination letter from the Internal Revenue Service to the effect that it is qualified under Sections 401(a) and 501 of the Code, both as to the original plan and all restatements or material amendments; (ii) has never been subject to any assertion by any

     Governmental Authority that it is not so qualified; and (iii) has been operated so that it has always so qualified. The Sellers have previously made available to the Purchaser a copy of each written Employee Plan, together with the most recent "summary plan description" (as such term is defined under ERISA) for each Employee Plan.

          (c)  Prohibited Transactions; Reportable Events.  Except as set forth
               ------------------------------------------
     on Schedule 6.24, none of the Employee Plans, none of the trusts or
        -------------
     arrangements created thereunder, and no trustee, custodian or administrator or any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) unless an exemption under Section 408 of ERISA or Section 4975 of the Code, as applicable, was received. No "reportable events" (as such term is defined in ERISA) have occurred with respect to any of the Employee Plans covered by Title IV of ERISA. Except as set forth on Schedule 6.24, no event or condition has occurred in
                     -------------
     connection with which the Company is, or may reasonably be expected to be, directly, or indirectly through any Affiliate, subject to any liability, lien or encumbrance with respect to any plan under the Code and ERISA or any other law, as currently in effect, including ERISA Sections 409, 502(i), Part 6 of Title I, 4062, or 4069 or Code Sections 4971, 4972, 4975,
     4976, 4977, 4978, 4978B, 4980 or 4980B.

          (d)  Defined Benefit Plans.  Except as set forth on Schedule 6.24,
               ---------------------                          -------------
     neither the Company, nor FFMC on behalf of the Company, maintains any defined benefit pension plan, the funding of which is subject to Section 412 of the Code.

          (e)  Compliance.  FFMC and the Company have complied in all material
               ----------
     respects with all of their obligations under each of the Employee Plans and all provisions of ERISA, the Code and any and all other Laws, releases and other official pronouncements applicable to the Employee Plans. Other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans or disclosed on Schedule 6.24, there is
                                                         -------------
     no issue pending or FFMC or the Company which may subject FFMC or the Company to the payment of a Tax or other amount.

          6.25 MAJOR CUSTOMERS.  Schedule 6.25 sets forth (i) the name of each
                                 -------------
customer of the Company which during the fiscal year ended December 31, 1994 has generated annualized revenue of $150,000 or more ("Major Customers"); and (ii) the name of each Major Customer which during the fiscal year ended December 31, 1994 or thereafter has terminated its relationship with the Company or notified the Company that such Major Customer will terminate any such relationship.

          6.26 ENVIRONMENTAL MATTERS.

          (a) For purposes of this Agreement, the term "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment and any Order related thereto.

          (b) The Company has obtained all Authorizations, kept all records and made all filings required by applicable Environmental Laws with respect to emissions or discharges into the environment and the proper disposal of any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the Environmental Laws. None of the properties occupied or used by the Company has been contaminated by the Company or, to the best of the Sellers' knowledge, by any other person, with any such hazardous wastes, hazardous substances, or other hazardous or toxic materials. The Company has conducted its operations and will consummate the transactions contemplated by this Agreement in compliance with all Environmental Laws and all Authorizations obtained pursuant thereto.

          (c) The Company has not received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any Governmental Authority for noncompliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or material pertaining to its business ("Citations") or any written notice from any private party alleging any such noncompliance or impropriety; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such noncompliance or impropriety.

          6.27 CUSTOMER WARRANTIES. Except as set forth on Schedule 6.27, there
                                                           -------------
are no outstanding warranties or guaranties upon any goods or services sold by the Company. Except as disclosed on Schedule 6.27, actual liabilities arising
                                    -------------
under existing warranties or guaranties, including those provided by Law, shall not in the aggregate for goods or services sold by the Company exceed $80,000.

          6.28 BANK ACCOUNTS. Schedule 6.28 lists all bank, money market,
                              -------------
savings and similar accounts and safe deposit boxes of the Company, specifying the account numbers and the authorized signatories or persons having access to them.

          6.29 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning the Company contained in this Agreement and in any certificate furnished to the Purchaser pursuant hereto and in each Schedule attached hereto is both complete (in that, except as otherwise stated therein, it represents all the information called for by the description of the respective Schedule or certificate in this Agreement and does not omit to state any material fact necessary to make the statements contained therein accurate and not misleading); and all documents furnished to the Purchaser pursuant to this Agreement as being documents described in this Agreement or in any Schedule attached hereto are true and correct copies of the original documents which they purport to represent. The Consent Solicitation Statement dated December 13, 1993, pursuant to which the former shareholders of the Company were solicited to approve, inter alia, the acquisition of the Company by means of a merger of a subsidiary of MicroBilt with and into the Company, contained no untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                                  ARTICLE VII

                   ADDITIONAL REPRESENTATIONS AND WARRANTIES

          7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to the Sellers as follows:

                 7.1 EXISTENCE, POWER AND AUTHORIZATION. The Purchaser is a corporation duly organized, validly, existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the other documents and agreements contemplated hereby by the Purchaser have been duly authorized by all necessary corporate action of the Purchaser, and this Agreement and the other documents and agreements contemplated hereby to which the Purchaser is a party each constitutes the valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

                 7.2  NON-CONTRAVENTION. Except as set forth on Schedule 7.2,
                                                                ------------
the execution and delivery of this Agreement and the other documents and agreements contemplated hereby by the Purchaser do not, and the consummation by the Purchaser of the transactions contemplated hereby will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Purchaser or (ii) violate, or result (with the giving of notice or the lapse of time or both) in a violation of any provision of any Laws or any Orders to which the Purchaser is a party or by which it is bound.

                 7.3  LITIGATION. Except as disclosed on Schedule 7.3, there is
                                                         ------------
no claim, action, suit, proceeding or investigation pending or, to the best of Purchaser's knowledge, threatened against the Purchaser that questions the validity or legality of this Agreement or any action taken or to be taken by the Purchaser in connection with this Agreement. There is no claim, action, suit, proceeding or investigation pending or, to the best of Purchaser's knowledge, threatened against the Purchaser, that, in the event of a final determination adverse to the Purchaser, would have a material and adverse effect upon the Purchaser's ability to perform its obligations under this Agreement.

                 7.4  INVESTMENT. The Purchaser is acquiring the outstanding shares of HCCI Common Stock for investment for its own account, and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser acknowledges that such shares are not being registered under the Securities Act of 1933, or any state securities Law, and that such shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933 or pursuant to an applicable exemption therefrom, and subject to state securities Laws.

                 7.5 NO CONSENTS REQUIRED. Except as set forth in Section 8.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other consent, approval or authorization from any other third party, on the part of the Purchaser, is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby to be performed by the Purchaser.

                                  ARTICLE VIII

                               FURTHER AGREEMENTS

          8.  FURTHER AGREEMENTS OF THE PARTIES.

                 8.1 INVESTIGATION; CONFIDENTIALITY. Prior to the Closing, the Purchaser may make or cause to be made such investigation of the business and properties of the Company and its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself therewith, provided that such investigation shall not unreasonably interfere with normal operations of the Company. Purchaser and its authorized representatives shall have, after the date hereof and until the Closing Date, full access to the premises, employees, books and records of the Company at reasonable hours, and the Sellers will see to it that the officers of the Company will furnish the Purchaser with such financial and operating data and other information with respect to the Company's financial condition, results of operations, business, prospects and properties as the Purchaser shall from time to time reasonably request. No investigation by the Purchaser heretofore or hereafter made shall affect the representations and warranties of the Sellers, and each such representation and warranty shall survive any such investigation; provided, however, that, after the Closing, Purchaser shall not be entitled to assert that any matter discovered by Purchaser as a result of such investigation constitutes a breach of any warranty or representation of the Sellers. Except as otherwise required in filings made by the Purchaser with any Governmental Authority, the Purchaser and the Sellers shall hold all the information received by it in connection with this Agreement or the transactions contemplated hereby on a confidential basis and shall use its best efforts to keep all such information furnished to its agents or representatives held confidential by them, and, should this Agreement be terminated or abandoned for any reason, not to use or voluntarily disclose to others any such information, to promptly return every document furnished by another party hereto in connection herewith and any copies thereof it may have made, and to destroy any summaries, compilations, or similar documents it may have made or derived from such material, and will use its best efforts to have its agents and representatives do the same. The immediately preceding sentence shall not apply to information that (i) is generally available to the public or becomes available to the public other than as a result of a disclosure in violation of the preceding sentence, (ii) was known to the party prior to its disclosure pursuant to or in anticipation of this Agreement, or (iii) becomes available to the party from a source other than another party to this Agreement, its agents or representatives, provided that such source is not, to the best of the knowledge of such receiving party, bound by a confidentiality agreement or other confidential obligation with respect to such information.

     8.2 CONDUCT OF THE BUSINESS PENDING THE CLOSING. From the date of this Agreement to the Closing, and except as specifically contemplated by this Agreement, the Sellers shall, or shall exercise their control of the Company to cause the Company to, comply with the following provisions:

          (a) The Company shall operate its business in the ordinary course in accordance with past practices and materially in compliance with all Laws.

          (b) The Sellers shall promptly notify the Purchaser of, and furnish the Purchaser any information the Purchaser may reasonably request with respect to, the occurrence of any event or the existence of any facts that would result in any of the Sellers' representations and warranties not being true in all material respects if those representations and warranties were made any time prior to or as of the Closing Date. The officers of the Company shall confer with and advise representatives of the Purchaser with respect to operational matters of a material nature relating to the Company.

          (c) The Company shall not grant any bonus to any employee or any increase in the rates of salaries or compensation of its employees, except in accordance with regularly scheduled periodic increases and bonuses consistent with prior practices, or provide for any new employment benefits to any of its employees or any increase in any existing benefits.

          (d) The Company shall not declare, set aside or pay any dividends or other distributions (whether in cash, capital stock or property) in respect of its capital stock, redeem, purchase or otherwise acquire any of its capital stock or issue, sell or encumber any shares of its capital stock, nor shall the Company issue or sell any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock, except as contemplated by
     Section 8.10, below.

          (e) The Company shall not amend its Articles of Incorporation or Bylaws or enter into any merger, consolidation or share exchange.

          (f) The Company shall use commercially reasonable efforts to maintain and preserve its business intact, to retain its present employees and to maintain its relationships with customers, suppliers and others.

          (g) Except for transactions contemplated hereby or in the ordinary course of its business, the Company shall not sell, assign, lease, transfer, mortgage, encumber, grant a security interest in or license with respect to, or dispose of, any of its assets or properties, tangible or intangible, waive or release any rights of value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, or incur any liabilities or pay any debt, liability or obligation of any kind, and the Company shall not assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation.


          (h) Except as set forth on Schedule 8.2, the Company shall not make capital expenditures, except for software development costs and except capital expenditures incurred in the ordinary course of business and, as to capital expenditures other than software development costs, not exceeding $5,000 individually or $25,000 in the aggregate.

          (i) The Company shall not enter into, amend or terminate any contract, agreement, license, plan or lease, other than in the ordinary course of its business. The Company shall consult with representatives of the Purchaser prior to the execution of any non-standard contract or license, any amendment or renewal of a non-standard contract or license or any amendment of an existing contract or license, the result of which is to convert such contract into a non-standard contract or license. As used in this Section 8.2 (i) the term "nonstandard contract or license" shall mean any contract or license for the sale of products or services at prices or on term and conditions other than in accordance with the Company's general contract administration guidelines.

          (j) The Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless, simultaneously with such cancellation, termination or lapse, a replacement policy providing substantially the same coverage is in full force and effect.

          (k) The Company will not make any payments to any Affiliate other than in the ordinary course of business consistent with past practices.

          (l) The Company shall not enter into any agreement to do any of the things prohibited by Sections 8.2 (a) through 8.2(k).

          8.3 CONSENTS, AUTHORIZATIONS, ETC. Each party hereto will use its best efforts to obtain all consents, authorizations, orders and approvals of and make all filings and registrations with, any Governmental Authority required in connection with the performance by it of this Agreement and the consummation by it of the transactions contemplated hereby. Subject to clause (ii) of Section 8.5, the Purchaser and the Sellers shall be jointly responsible for the preparation and filing of documents required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act.

          8.4 GOOD FAITH; FURTHER ASSURANCES; COOPERATION. The parties to this Agreement shall in good faith perform their obligations under this Agreement and use reasonable best efforts to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by any other party hereto in order more effectively to consummate the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and their respective counsel and accountants and representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement.

          8.5 EXPENSES. Each party shall bear its own expenses in connection with this Agreement and in connection with all obligations required to be performed by it under this Agreement, except that (i) up to $100,000 of costs incurred in obtaining the Audited Financial Statements of the Company required hereby may be borne by the Company with the Sellers bearing any excess over $100,000 and (ii) Hart-Scott-Rodino filing fees are to be borne by the Purchaser.

          8.6 PUBLICITY. The Purchaser and the Sellers shall, and the Sellers shall exercise their control of the Company to cause the Company to, keep this Agreement and all discussions and negotiations related hereto in strictest confidence except for such disclosures as are made in confidence to the parties' respective advisors and other representatives in furtherance of the consummation of the transactions contemplated hereby and except for such public disclosures as the Purchaser, on the one hand, or the Sellers on the other hand, may determine, based upon advice of their respective legal counsel, are legally required or prudent. Prior to any such public disclosure(s) by one party, the other will, time permitting, be given an opportunity to review and comment upon the proposed disclosure(s).

          8.7  EMPLOYEE MATTERS.

          (a) All employees of the Company on the Closing Date (the "Affected Employees") shall initially receive base wages and salaries no less favorable than the wages and salaries paid by the Company to such Affected Employees on the date of this Agreement; provided, however, that each
                                              --------  -------
     Affected Employee's employment shall be employment at will.

          (b) The Purchaser and FFMC shall jointly give notice to all employees of the Company and the Subsidiaries on the Closing Date that all benefits previously provided under the Employee Plans are cancelled on the Closing Date and will be replaced by Purchaser's employee benefits. Except as otherwise expressly provided in this Section 8.7, in no event shall any employee of the Company or the Subsidiaries be entitled to accrue any benefits under the Employee Plans after the Closing. Without limiting the generality of the foregoing, the Company will cease being a participating employer in the FFMC Savings Plus Plan (the "FFMC Plan") on the Closing Date, whereupon Affected Employees will be deemed to have terminated employment for purposes of the FFMC Plan and any forfeiture arising as a result thereof shall remain in the FFMC Plan. FFMC shall offer the Company employees the following options with respect to the then-vested interests in the FFMC Plan:

                       (i) A distribution to the employee of the cash and/or FFMC stock in such employee's account, net of all required withholding taxes; or

                       (ii) A direct rollover of the amount in the employee's account to either an individual retirement account or the Purchaser's retirement plan, if and to the extent permitted by Purchaser's Benefit Plans.

          (c) Affected Employees shall be credited for their length of service with the Company, for all purposes (including accrued but unused vacation time) under the Purchaser's Benefit Programs, to the same extent such service would have been recognized under Purchaser's Benefit Programs.

          (d) The Sellers shall be responsible for providing any employee of the Company or any Subsidiary whose "qualifying event," within the meaning of Section 4980b(f) of the Code, occurs prior to the Closing Date (and such employees' "qualified beneficiaries" within the meaning of Section 4980b(f) of the Code) with the continuation of group health coverage required by
     Section 4980b(f) of the Code ("Continuation Coverage") to the extent required by law, and the Purchaser shall be responsible for providing such coverage to the extent required by law for any Affected Employee whose qualifying event occurs on or after the Closing Date.

          (e) The Company and the Subsidiaries shall be responsible for severance pay and similar obligations payable to any Affected Employee who is terminated by the Company or any Subsidiary after the Closing Date. Such payments shall be made pursuant to the general severance policy applicable to Purchaser's employees as its exists on the date of termination.

          (f) The Seller shall be responsible for any and all obligations which arise for short-term disability benefits, long-term disability benefits, sick pay or salary continuation (and any medical, dental and health benefits or claims incurred prior to the Closing Date) for those Affected Employees who are entitled to such benefits for periods beginning prior to the Closing Date. After the Closing Date, the Company and the Buyer shall have the liability and obligation for, and neither the Seller nor any of its Affiliates shall have any liability or obligation for, short-term disability benefits, long-term disability benefits, sick pay or salary continuation (and any medical, dental or health benefits or claims incurred after the Closing Date) for those Affected Employees who are entitled to such benefits for periods beginning on or after the Closing Date. The Seller assumes all liabilities associated with the participation of the Affected Employees in the Seller's Benefit Plans and as a result of the employment of the Affected Employees by Seller prior to the Closing Date. The Buyer assumes all liabilities associated with the participation of the Affected Employees in the Buyer's Employee Benefit Plans and as a result of the employment of the Affected Employees on or after the Closing Date.

          8.8  ADDITIONAL FINANCIAL STATEMENTS.

                 (a) As soon as practicable, but no less than two (2) business days prior to Closing, FFMC shall deliver to the Purchaser (A) an audited balance sheet of the Company as of December 31, 1994 and related audited statements of operations, shareholder's equity and cash flows for the year then ended, including the notes thereto, all prepared in accordance with GAAP, and audited by Deloitte & Touche, LLP, together with its audit report thereon (the "1994 Audited Financial Statements"), and (B) Supplementary Balance Sheet Data and Supplementary Statement of Operations Data, each of which segregate the financial statement between HCC Operating company and FFMC Push Down amounts, and

                 (b) as soon as practicable, but not later than May 15, 1995, FFMC shall deliver to Purchaser an unaudited balance sheet of the Company as of March 31, 1995 and the related unaudited statement of income for the three months then ended, certified by an officer of the Company as (A) having been prepared from the books and records of the Company in accordance with GAAP on a basis consistent with the financial statements referred to in Section 6.11(a),
(B) being complete and accurate in all material respects, and (C) presenting fairly the financial position of the Company as of date thereof and its results of operations for the period then ended (the "First Quarter 1995 Unaudited Financial Statements").

                 (c) FFMC shall deliver to the Purchaser, as soon as practicable after the date of this Agreement but in all events by the 60th calendar day following--the Closing Date, an audited balance sheet of the Company as of December 31, 1993, and the related audited statements of operations, shareholder's equity and cash flows the twelve month periods ended December 31, 1992 and December 31, 1993, all prepared in accordance with GAAP, and audited by Deloitte & Touche, LLP, together with its audit report thereon.

          8.9 NO SOLICITATION OF TRANSACTIONS. Prior to the termination and abandonment of this Agreement, neither the Company nor the Sellers will, or will direct their Affiliates, officers, directors, or representatives to: (i) solicit, initiate or encourage submission of proposals or offers from any person other than the Purchaser relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation, share exchange or business combination with, or any recapitalization, restructuring or issuance or offering of debt or equity securities of, the Company or any similar transaction (an "Acquisition Proposal"); or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than the Purchaser and its representatives, any information with respect to, or otherwise cooperate in any way or assist, facilitate or encourage, any Acquisition Proposal by any person other than the Purchaser. The Company and the Sellers will immediately cease and cause to be terminated any existing activity, discussions or negotiations with any person other than the Purchaser and its representatives conducted prior to the execution and delivery of this Agreement with respect to any Acquisition Proposal.

          8.10 TERMINATION OF RELATED PARTY ARRANGEMENTS AND TRANSACTIONS. Prior to or concurrently with the Closing, the Sellers will (and will see to it that their Affiliates) terminate all ongoing arrangements and transactions with the Company, including intercompany receivables and payables and any other amounts due the Sellers or them from, or payable by the Sellers or them to, the Company. Such ongoing arrangements and transactions may be so terminated by means of any combination of payments of amounts owing to or from the Company, contributions to the capital of the Company, mutual releases, lawful dividends from the Company or otherwise. Notwithstanding the foregoing, the intercompany payable account will be increased to $5.0 million at the Accounting Effective Date by declaring a dividend or return of capital in the form of a note in the amount by which $5.0 million exceeds the amount of the intercompany payable account as of the Accounting Effective Date. Activity in the intercompany payable account from the Accounting Effective Date to the Effective Time (A) will consist solely of cash receipts and payment activity for the Company recorded and maintained in FFMC's master cash accounts and (B) will be settled by payment between the Seller and Purchaser, as appropriate, within five (5) days after closing.

          8.11 NO TRANSFERS. Except pursuant to this Agreement, neither of the Sellers shall transfer any or all of their shares of HCCI Common Stock after the date of this Agreement.

          8.12 SHAREHOLDER AND EMPLOYMENT AGREEMENTS. On or prior to the Closing Date, all agreements between or among either or both of the Sellers and the Company and all agreements between the Company and any of its employees or Affiliates, except for the agreements described on Schedule 8.12 shall have been cancelled at no cost to
                        -------------
the Company.

          8.13 CONDUCT OF THE BUSINESS PRIOR TO REPAYMENT OF NOTE. From the Closing, until repayment of the entire indebtedness evidenced by the Note, and except as specifically permitted by prior written consent of FFMC, the Purchaser shall, or shall exercise its control of the Company to cause the Company to, comply with the following provisions:

          (a) The Company shall operate its business in the ordinary course in accordance with past practices and materially in compliance with all Laws.

          (b) The officers of the Company shall promptly inform FFMC of any material adverse change in the financial condition results of operation or business of the Company.

          (c) The Company shall not grant any bonus to any employee or any increase in the rates of salaries or compensation of its employees, except in accordance with regularly scheduled periodic increases and bonuses consistent with Purchaser's personnel practices.

          (d) The Company shall not declare, set aside or pay any dividends or other distributions (whether in cash, capital stock or property) in respect of its capital stock, redeem, purchase or otherwise acquire any of its capital stock or issue, sell or encumber any shares of its capital stock, nor shall the Company issue or sell any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock.

          (e) The Company shall not amend its Articles of Incorporation or Bylaws or enter into any merger, consolidation or share exchange.

          (f) The Company shall use commercially reasonable efforts to maintain and preserve its business intact.

          (g) Except for transactions contemplated hereby or in the ordinary course of its business, the Company shall not sell, assign, lease, transfer, mortgage, encumber, grant a security interest in or license with respect to, or dispose of, any of its assets or properties, tangible or intangible, waive or release any rights of value, or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, or incur any liabilities or pay any debt, liability or obligation of any kind, and the Company shall not assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation.

          (h) The Company shall not make capital expenditures, except for software development costs and except capital expenditures incurred in the ordinary course of business and neither the Company nor Purchaser shall acquire for cash the assets, stock or other majority ownership interests in other corporation or other entity so long as there is outstanding any indebtedness of the Company or Purchaser to GECC or any other lender that is secured by accounts receivable or other assets of the Company.

          (i) The Company shall not enter into, amend or terminate any contract, agreement, license, plan or lease, other than in the ordinary course of its business. The Company shall consult with representatives of the FFMC prior to the execution of any non-standard contract or license, any amendment or renewal of a non-standard contract or license or any amendment of an existing contract or license, the result of which is to convert such contract into a non-standard contract or license. As used in this Section
     8.13 (i) the term "nonstandard contract or license" shall mean any contract or license for the sale of products or services at prices or on term and conditions other than in accordance with the Company's general contract administration guidelines.

          (j) The Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse, unless, simultaneously with such cancellation, termination or lapse, a replacement policy providing substantially the same coverage is in full force and effect.

          (k) The Company will not make any payments to any Affiliate other than in the ordinary course of business consistent with past practices.

          (l) The Company shall not enter into any agreement to do any of the things prohibited by Sections 8.13 (a) through 8.13(l).

          (m) Purchaser shall furnish Seller copies of all of its filings with the Securities and Exchange Commission contemporaneously with its making such filings.

                                   ARTICLE IX

                             CONDITIONS TO CLOSING

     9.  CONDITIONS TO CLOSING.

          9.1 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The consummation of the transactions contemplated by this Agreement is subject to the fulfillment to the satisfaction of the Purchaser prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Purchaser):

          (a) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or terminated.

          (b) All consents, Authorizations, Orders and approvals of, and filings and registrations with any Governmental Authority which are required for or in connection with the execution and delivery by the Sellers of this Agreement and the other documents and agreements contemplated hereby and the consummation by the Sellers of the other transactions contemplated hereby shall have been obtained or made.

          (c) All consents, authorizations and approvals of non-governmental third parties which are required for the Company to continue to use all of its material assets following the Closing in the same manner in which such assets were used prior to the Closing shall have been obtained.

          (d) The representations and warranties of the Sellers contained in this Agreement and in any certificate, schedule, exhibit or other agreement delivered pursuant to this Agreement shall be true and correct on the date of this Agreement and shall be true and correct in all material respects at and as of the Effective Time with the same effect as though made again at and as of that time, except for breaches of representations and warranties having, in the aggregate, an adverse effect on the business, financial condition or results of operation of the Company in an amount less than $100,000.00.

          (e) The covenants and agreements required by this Agreement to be performed or complied with by the Sellers prior to or at the Closing shall have been performed and complied with in all material respects by the Sellers.

          (f) The Purchaser shall have been furnished with a certificate dated the Closing Date executed by an officer of the Company and by an officer of each of Sellers to the effect that (i) he or she is familiar with the provisions of this Agreement and (ii) to the best of his or her knowledge the conditions specified in this Section 9.1 have been satisfied.

          (g) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the transactions contemplated by this Agreement.

          (h) The Purchaser shall have received an opinion, dated as of the Closing Date, of Michael H. Pope, Associate General Counsel to the Sellers, in form and substance and with such exceptions and limitations as shall be reasonably satisfactory to the Purchaser and with such changes as are required due to changes specifically contemplated by this Agreement, substantially to the effect that :

                 (i) The Company is a corporation validly existing and in good standing under the laws of the State of California. The Company has the corporate power and authority to own its properties and assets and to carry on its business as it is presently conducted.

                 (ii) The Sellers each have the power and authority to enter into and perform this Agreement and the other documents and agreements contemplated hereby. The execution, delivery and performance of this Agreement and the other documents and agreements contemplated hereby by the Sellers have been duly authorized, executed and delivered by the Sellers, and this Agreement and the other documents and agreements contemplated hereby constitute the valid and binding obligations of the Sellers enforceable against each of them in accordance with their terms; except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (iii) The Company's authorized capital stock as of the Effective Time is comprised of 10,000,000 shares of Class A common stock, of which 100 shares are issued and outstanding, all of which are held of record by MicroBilt and no shares are held in the Company's treasury. As of the Effective Time, the Company does not have outstanding any options, warrants, calls or other commitments of any kind to issue or sell any of its capital stock. All of the shares of the Company's Common Stock outstanding as of the Effective Time were duly authorized for issuance and are validly issued, fully paid and nonassessable and are free of preemptive rights.

                 (iv) The execution and delivery of this Agreement and the other documents and agreements contemplated hereby by the Sellers and the consummation by the Sellers of the transactions contemplated by this Agreement do not and will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company or applicable Law or (ii) so far as is known to such counsel, violate or conflict with or result in a default under any contract or agreement to which the Company is a party or by which it is subject or bound.

                 (v) Except for matters related to the Hart-Scott-Rodino Antitrust Improvements Act, each consent, Authorization, Order and approval of, and filing and registration with, any Governmental Authority required to be made or obtained by the Sellers or the Company for the execution and delivery of this Agreement and the other documents and agreements contemplated hereby and the consummation by the Company of the transactions contemplated by this Agreement has been made or obtained.

Such opinion may be limited to the Laws of the State of Georgia and California and the federal Laws of the United States and may exclude the applicability and effect of any city or county Laws. In rendering such opinion, such counsel may rely upon opinions of other counsel reasonably acceptable to the Purchaser and may rely upon certificates of public officials and officers of the Company as to factual matters and shall be under no obligation to make any independent investigation as to factual matters.

          (i) There shall be no outstanding options, warrants and other rights to purchase the capital stock of the Company.

          (j) The Purchaser shall have received the documents and agreements described in Section 10.1.

          (k) None of the 1994 Audited Financial Statements delivered pursuant to Section 8.8(a)(i) shall have revealed any material adverse change in the overall financial condition of the Company as reflected by materially adverse variations between the (A) HCC Operating Company column in the Supplementary Balance Sheet Data and the Supplementary Statement of Operations delivered to Purchaser as part of the 1994 Audited Financial Statements and (B) the 1994 Unaudited Financial Statements attached as Schedule 6.11.
                                           -------------

          (l) The Agreement Concerning Earn-out shall have been executed and delivered by all parties thereto including, if materially varying from the form thereof set forth at Exhibit B, Purchaser.

          (m) Purchaser shall have received the consent of its principal lender, GECC, to consummation of the transaction contemplated hereby.

          (n) None of Mark Emkjer, Louise Bridges, John Murray, or Walter Ellenberger, or no two of the other employees named in Section 5.2, above, shall
                                                       -----------
have terminated, or expressed a present intention of terminating, employment with the Company.

          9.2 CONDITIONS TO OBLIGATION OF THE SELLERS. The consummation of the transactions contemplated by this Agreement is subject to the fulfillment to the satisfaction of the Sellers prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Sellers):

          (a) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or terminated.

          (b) All consents, Authorizations, Orders and approvals of, and filings and registrations with any Governmental Authority which are required for or in connection with the execution and delivery by the Purchaser of this Agreement and other documents and agreements contemplated hereby and the consummation by the Purchaser of the transactions contemplated hereby shall have been obtained or made.

          (c) The representations and warranties of the Purchaser contained in this Agreement or in any certificate, schedule, exhibit or other agreement delivered pursuant to this Agreement were true and correct on the date of this Agreement and shall be true and correct in all material respects at and as of the Effective Time with the same effect as though made again at and as of that time.

          (d) The covenants and agreements required by this Agreement to be performed or complied with by the Purchaser prior to or at the Closing shall have been performed and complied with in all material respects by the Purchaser.

          (e) The Sellers shall have been furnished with a certificate dated the Closing Date executed by an officer of FFMC to the effect that (i) he or she is familiar with the provisions of this Agreement and (ii) to the best of his knowledge the conditions specified in this Section 9.2 have been satisfied.

          (f) There shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in an action or proceeding against the consummation of the transactions contemplated by this Agreement.

          (g) The Sellers shall have received an opinion, dated as of the Closing Date, of Pray, Walker, Jackman, Williamson & Marlar, counsel to the Purchaser, in form and substance and with such exceptions and limitations as shall be reasonably satisfactory to the Sellers substantially to the effect that:

                 (i) The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform this Agreement and the other documents and agreements contemplated hereby.

                 (ii) The execution, delivery and performance of this Agreement and the other documents and agreements contemplated hereby by the Purchaser have been duly authorized by the Purchaser, and this Agreement and the other documents and agreements contemplated hereby constitute the valid and binding obligations of the Purchaser enforceable against it in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                 (iii) The execution and delivery of this Agreement and the other documents and agreements contemplated hereby by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Purchaser or applicable Law.

                 (iv) Except for matters related to the Hart-Scott-Rodino Antitrust Improvements Act, each consent, authorization, order and approval of, and filing and registration with, any Governmental Authority required to be made or obtained by the Purchaser for the execution and delivery of this Agreement and the other documents and agreements contemplated hereby and the consummation by the Purchaser of the transactions contemplated hereby has been made or obtained.

Such opinion may be limited to the Laws of the State of Oklahoma, the corporate laws of the State of Delaware and the federal Law of the United States and may exclude the applicability and effect of (i) any city or county Laws, and (ii) antitrust and unfair competition Laws. In rendering such opinion, such counsel may rely upon opinions of other counsel reasonably acceptable to the Sellers and may rely upon certificates of public officials and officers of the Purchaser as to factual matters and shall be under no obligation to make any independent investigation as to factual matters.

          (h) The Sellers shall have received the documents and payments described in Section 10.2.

          (i) The Agreement Concerning Earn-out shall have been executed and delivered by all parties thereto including, if materially varying from the form thereof set forth at Exhibit B, the Sellers.

          (j) The Sellers shall be satisfied, in the Sellers' sole discretion with the documents and agreements executed in connection with GECC's consent to the transactions contemplated hereby and in connection with any security interests granted to GECC in any of the assets of the Company.

          (k) The Company's landlord shall have released FFMC from its corporate guaranty of the Company's obligations under the Pleasanton Lease.

                                   ARTICLE X

                      DOCUMENTS TO BE DELIVERED AT CLOSING

     10. DOCUMENTS TO BE DELIVERED AT THE CLOSING.

          10.1 DOCUMENTS TO BE DELIVERED BY THE SELLERS. At the Closing, the Sellers shall deliver, or cause to be delivered, to the Purchaser the following:

          (a) Stock certificates representing 100% of the outstanding shares of HCCI Common Stock with separate stock transfer powers duly endorsed in blank for transfer of such shares to the Purchaser or to its designee;

          (b) The certificate referred to in Section 9.1(f).

          (c) The opinion referred to in Section 9.1(h).

          (d) The corporate books and records of the Company.

          (e) The Agreement referred to in Section 3.1.

          (f) The written resignations of each of the Company's directors.

          10.2 DOCUMENTS TO BE DELIVERED BY THE PURCHASER. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the Sellers the following:

          (a) The Cash Consideration.

          (b) The certificate referred to in Section 9.2(e).

          (c) The opinion referred to in Section 9.2(g).

          (d) The Promissory Note referred to in Section 2.

          (e) The Corporate Guaranty referred to in Section 2.

          (f) The Stock Pledge Agreement referred to in Section 2.

          (g) The Agreement referred to in Section 3.1.

                                   ARTICLE XI

                                     TAXES


     11.  TAX MATTERS.

          11.1 TAX INDEMNITIES.

          (a) From and after the Closing Date, FFMC shall indemnify the Purchaser and the Company against all Taxes (i) imposed on the Company with respect to any taxable period or portion thereof that ends on or before the Accounting Effective Date and (ii) imposed on FFMC or any member of an affiliated group with which FFMC files a consolidated or combined income tax return (other than the Company) with respect to any taxable period; provided, however, that FFMC shall not be obligated to indemnify the
     --------  -------
     Purchaser for any Tax resulting from, attributable to, or caused by (i) an actual or deemed election under Section 338 of the Internal Revenue Code with respect to the transactions contemplated by this Agreement or any transaction of the Company occurring after the Closing that results in the Company being treated for tax purposes as having sold its assets, or (ii) a reduction in any net operating loss, capital loss or tax credit carryover allocable to the Company.

          (b) From and after the Closing Date, the Purchaser and the Company shall indemnify FFMC against all Taxes (i) imposed on the Company with respect to its income, business, property or operations for any taxable period or portion thereof that begins after the Accounting Effective Date, or (ii) resulting from, attributable to, or caused by an actual or deemed election under Section 338 of the Internal Revenue Code with respect to the transactions contemplated by this Agreement or any transaction of the Company occurring after the Closing that results in the Company being treated for tax purposes as having sold its assets in the transactions contemplated hereby.

          11.2 FILING OF RETURNS. The taxable income of the Company for the month in which the Closing Date occurs shall be allocated between the Tax returns filed by or on behalf of the Company for the taxable period ending on the Closing Date and the Tax returns filed by or on behalf of the Company for the taxable period which begins immediately after the Closing Date by apportioning all items of income, gain, deduction, expense, loss, credit, allowance, exemption, and other items with respect to such month (other than "Extraordinary Items," as such term is defined in Federal income tax regulation 1.1502-76(b)(2)(ii)(C)) on a per diem (calendar day) basis. Such "Extraordinary Items" shall be allocated to the day that they are taken into account under applicable tax rules and regulations. For purposes of this Agreement, if, for any federal, state or local Tax purpose, a tax period of the Company does not terminate on the Closing Date, the parties shall, to the extent permitted by applicable Law, elect with a relevant taxing authority to treat the portion of the taxable period of the Company ending on the Closing Date for all purposes as a short taxable period. In any case where applicable Law does not permit such an election to be made, then, for purposes of this Agreement, the taxable income of the Company for the entire taxable period shall be allocated between the pre-closing period and the remainder of the taxable period by assuming that a short taxable period ended at the close of business on the Closing Date and apportioning all items with respect to the month in which the Closing Date occurs on a per diem basis as specified above.

          11.3 CONTROL OF CONTEST. Each party shall have the right, at its own expense, to control any audit or determination by any authority, initiate any claim for refund or amended return and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes for any taxable period for which that party (or any of its Affiliates) is charged with responsibility for filing a Tax Return or paying the Taxes relating to such period under this Agreement (except that the Sellers shall have such right with respect to any pre-closing period and any taxable period that includes a period treated as a pre-closing period as described in Section 11.2.
                                                                  ------------
In the event a party not charged under this Agreement with payment responsibility for a taxable period or portion thereof is paid a refund with respect to that period or portion thereof, that party shall pay the refund to the party so charged within thirty (30) days after receipt of the refund. The Purchaser shall promptly forward to FFMC all written notifications and other written communications from any taxing authority received by the Purchaser or the Company or any of its Subsidiaries relating to any liability for Taxes for any taxable period for which the Sellers are charged with payment responsibility under this Agreement and the Purchaser shall execute or cause to be executed any power of attorney or other document requested by the Sellers to enable the Sellers to take any action the Sellers wish to take with respect to any proceedings for any such period. With respect to any disputed matter for which a party is charged with payment responsibility, such party shall keep the other party informed if there is a reasonable likelihood that such other party may be materially affected by the disputed matter.

          11.4 ACCESS AND ASSISTANCE. After the Effective Time, the Sellers on the one hand and the Purchaser on the other hand shall provide each other with such assistance as may be reasonably requested in connection with the preparation of any return of Taxes, any audit or other examination of any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes of the Company. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance. No party shall request a tax audit of the Company.

          11.5 TRANSFER TAXES. Any transfer or other similar taxes required to be paid in connection with the transactions set forth herein shall be paid by the Sellers.

          11.6 ARBITRATION. If the parties disagree as to any matter governed by this Section 11, the parties shall promptly consult with each other in an effort
     ----------
to resolve the disagreement. If any such disagreement is not resolved within 15 days after either party gives the other written notice that it cannot be resolved, the parties shall jointly select a firm of nationally recognized independent accountants (or, if they cannot agree on the selection of such a firm within that 15-day period, a firm selected by the American Arbitration Association) (the "Independent Accounting Firm") to resolve the disagreement. The Independent Accounting Firm's determination shall be final, binding and conclusive on the parties, and any expenses relating to the engagement of the Independent Accounting Firm shall be shared equally by the parties.

          11.7 REPORTING OF TRANSACTION. The parties shall report the transactions described herein as a purchase and sale of stock, and shall make no elections with respect to such transaction that would increase the amount of Taxes incurred by the Sellers (including without limitation any election under Section 338 of the Code) without the consent of the other parties hereto. If the Sellers and the Purchaser are required, in accordance with section 1060(e) of the Internal Revenue Code of 1986, to furnish information to the Internal Revenue Service, they agree that the total consideration paid for the stock of the Company is $9,500,000 and the total consideration for the Sellers' Noncompete Agreement is $500,000.

                                  ARTICLE XII

                                INDEMNIFICATION

     12.  INDEMNIFICATION.

            12.1 INDEMNIFICATION BY THE SELLERS. Subject to the provisions of this Section 12, all representations, warranties, covenants and agreements of the Sellers in this Agreement shall survive the Closing and the Sellers shall, jointly and severally, defend, indemnify and hold harmless the Purchaser in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses, including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions (collectively the "Costs" which, for purposes of indemnification of the Purchaser by the Sellers pursuant to this
Section 12, and assuming the Closing occurs, include all Costs which indirectly impact the Purchaser as a result of their direct impact upon the Company), incurred or suffered by the Purchaser (or the Company), to the extent not covered by insurance resulting from any breach of any representation, warranty, covenant, agreement or obligation made by the Sellers in this Agreement or in any schedule, exhibit, certificate or other instrument pursuant hereto.

            12.2 INDEMNIFICATION BY THE PURCHASER. Subject to the provisions of this Section 12, all representations, warranties, covenants and agreements of the Purchaser in this Agreement shall survive the Closing and the Purchaser shall defend, indemnify and hold harmless the Sellers in respect of any and all Costs incurred or suffered by the Sellers resulting from any breach of any representation, warranty, covenant, agreement or obligation made by the Purchaser in this Agreement, or in any schedule, exhibit, certificate or other instrument pursuant hereto.

          12.3 CERTAIN LIMITATIONS AND RELATED MATTERS.

                 (a) Credit for Taxes. In calculating any amounts payable under
                     ----------------
     this Section 12, the Indemnifying Party (defined below) shall receive credit for any net reduction in the Indemnified Party's (defined below) Tax liability as a result of the facts giving rise to the claim for indemnification and the Indemnified Party's receipt of any such indemnification payment.

                 (b) Certificates. Any claim based in whole or in part upon any
                     ------------
     untrue or incorrect statement set forth in the certificate delivered pursuant to Section 9.1(f) or Section 9.2 (e) shall be deemed to be a claim for breach of a representation or warranty.

                 (c) Deductible. No claim shall be made against the Sellers for
                     ----------
     indemnification for any breach of a representation or warranty contained in this Agreement or in any schedule, exhibit, certificate or other instrument delivered pursuant hereto unless and until the aggregate Costs exceed $100,000 in which event the Indemnifying Party shall be liable for all losses not previously included in such $100,000 cushion, up to the liability cap set forth in Section 12.3(d) below; provided, however, that
                                ---------------        --------  -------
     the $100,000 cushion shall
     not apply to any breach of a representation or warranty contained in Sections 6.1 through 6.5, 6.7, 6.15 or 6.21, or any covenant contained in Sections 11.1, 11.2, 11.3 or 11.7; and provided further that no claim shall be made against Sellers for breach of the representations and warranties set forth in Section 6.11(b) unless and until the aggregate Costs in respect of such breach exceed the sum of (i) $150,000.00 plus (ii) the amount of the $100,000.00 cushion that has not previously been applied to Costs for which Sellers are liable pursuant to this Section 12.3.

               (d) Cap. Except for intentional breaches, the Sellers shall have
                   ---
     no liability under this Section 12 in excess of $15,000,000.00.

          12.4 CLAIMS FOR INDEMNIFICATION. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Section 12 may be claimed; provided, however, that the failure to give such notice within such
            -----------------
sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period or relieve the Indemnifying Party from any liability hereunder unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief that there is a valid basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A party shall have no liability under this Section 12 for breach of a representation or warranty contained in Articles 6 or 7 unless a Notice of Claim or Notice of Possible Claim is delivered by the Indemnified Party prior to the eighteen (18) month anniversary of the Effective Time; provided, however, that as to any liability
                                   --------  -------
arising pursuant to Sections 6.1 through 6.5, 6.7, 6.15, 6.21, 6.22 or 6.26, any Notice of Claim must be delivered by the Indemnified Party not later than ninety
(90) business days after the expiration of the applicable statute of limitations or, with respect to Taxes, any extensions or tolling thereof. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

          12.5 DEFENSE OF CLAIMS BY THIRD PARTIES. If any claim is made by a third party against a party to this Agreement that, if sustained, would give rise to a claim for indemnification against another party under this Agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to defend or settle the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the sole expense of the Indemnified Party unless (i) the employment of counsel by the Indemnified Party has been authorized by the prior written consent of the Indemnifying Party, (ii) the Indemnified Party and counsel have reasonably concluded that there may be legal defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel will be at the expense of the Indemnifying Party, and the Indemnifying Party shall reimburse or pay such fees and expenses as they are incurred; provided, however, that with respect to clause (ii) of this Section 12.5, the Indemnifying Party shall not be responsible for such fees and expenses of the Indemnified Party's counsel with respect to defenses already being asserted by the Indemnifying Party.

          12.6 THIRD PARTY CLAIM ASSISTANCE. From time to time after the Closing, the Purchaser and the Sellers shall provide or cause to be provided to the other party information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which one party may be required to indemnify the other party under this Agreement. The party receiving such information or data shall reimburse the other party for all of its out of pocket costs and expenses in providing these services, including, without limitation, (i) travel and similar expenses reasonably incurred by its personnel in rendering these services; and
(ii) all fees and expenses for services performed by third parties engaged by or at the request of the other party.

          12.7 DISPUTED INDEMNIFICATION CLAIMS. If the Purchaser or the Sellers desire to dispute a Notice of Claim, it shall, within thirty (30) after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to the other party. If no such counternotice is given within such thirty (30) day period, or if the Purchaser or the Sellers acknowledge liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 12.8. If, within thirty (30) days after the receipt of counternotice by the Purchaser or the Sellers, as the case may be, the Purchaser and the Sellers shall have not reached agreement as to the claim in question, then the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the New York, New York area before a panel of three arbitrators, one selected by the Purchaser, the second selected by the Sellers and the third selected by mutual agreement of the first two. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in Section
12.8. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 12.7 is referred to as the "Determination Date."

          12.8 MANNER OF INDEMNIFICATION. All indemnification under this Section 12 shall be made by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability no later than five days following the Determination Date.

          12.9 INDEMNIFICATION EXCLUSIVE REMEDY. In the absence of fraud, if the Closing occurs, indemnification pursuant to the provisions of this Section 12 shall be the sole and exclusive remedy of the parties for any breach of any representation, warranty, covenant or agreement contained in this Agreement.

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.  MISCELLANEOUS.

            13.1 FINDERS, ETC. Each party covenants and agrees with the other(s) that it has not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it.

            13.2 SPECIFIC PERFORMANCE AND OTHER REMEDIES. The rights of the Purchaser to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character, and, in the event that the Sellers or either of them violate or fail or refuse to perform any covenant or agreement made by them in this Agreement, then the Purchaser may be without an adequate remedy at Law. Therefore, in the event that the Sellers or either of them violates or fails or refuses to perform any covenant or agreement by it in this Agreement, the Purchaser may, in addition to any remedies at law for damages, or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. In the event that the Purchaser institutes such proceedings prior to the termination or abandonment of this Agreement pursuant to Section 5.1, notwithstanding any provision of Section 5.2, this Agreement shall be terminated and abandoned thereafter only if a final judgment or order is entered in such action and in any appeal therefrom denying specific performance to the Purchaser in such action or dismissing or discontinuing such action without the granting of such relief (and such judgment or order is not then subject to appeal) or such action or appeal therefrom is dismissed or discontinued voluntarily by the Purchaser in such action or by agreement of the parties thereto without the granting of such relief.

            13.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Oklahoma without giving effect to the conflicts of law principles thereof.

            13.4 HEADINGS. The headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

            13.5 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods:
(i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder ).

     If to the Purchaser:


                           C.I.S. Technologies, Inc.
                         One Warren Place, Suite 1900
                            6100 South Yale Avenue
                             Tulsa, Oklahoma 74136
                            Fax No. (918) 481-4205

              Attention: Philip D. Kurtz, Chief Executive Officer


with a copy to:


                  Pray, Walker, Jackman, Williamson & Marlar
                                900 ONEOK Plaza
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                            Fax No. (918) 581-5599

                          Attention: Thomas G. Noulles


and


                     First Financial Management Corporation
                         3 Corporate Square, Suite 700
                             Atlanta, Georgia 30329
                            Fax No.  (404) 636-7632

                   Attention: Stephen D. Kane, Vice Chairman


with a copy to:


                     First Financial Management Corporation
                         3 Corporate Square, Suite 700
                             Atlanta, Georgia 30329
                            Fax No.  (404) 636-7632

                          Attention: Legal Department

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and telephonic confirmation of receipt. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

          13.6 SEPARABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13.7 WAIVER. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

          13.8 NO THIRD PARTY BENEFICIARIES, ASSIGNMENT. This Agreement shall inure to the benefit of the parties and their respective successors and assignees. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity, including, without limitation, employees of the Company. No assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties under this Agreement.

          13.9 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a public or legal holiday, the party having such privilege or duty shall have until 5:00 p.m. Tulsa, Oklahoma time on the next succeeding regular business day to exercise such privilege or to discharge such duty.

          13.10 DEFINITIONS REGARDING KNOWLEDGE. As used in this Agreement, the term "to the best of the knowledge of Sellers" or any similar term means the actual knowledge of an executive officer or director of either of the Sellers after making inquiry of the executive officers of the Company with respect to matters concerning the Company.

          13.11 DEFINITION REGARDING THREATENED. As used in this Agreement, the term "threatened" means that a threat has been effectively communicated by the possible claimant such that the person threatened has actual knowledge of the existence of the threat.

          13.12 NUMBER; GENDER. When the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other genders.

          13.13 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

          13.14 ENTIRE AGREEMENT; AMENDMENT. This Agreement (with its Schedules) together with the Confidentiality Agreement dated December 21, 1994 between FFMC and the Purchaser and the letter dated March 28, 1995 from the Purchaser to FFMC contains, and is intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally. Until the Effective Time, this Agreement can be amended only with the written consent of the Purchaser and FFMC.


                     [Signatures appear on following page]

EXECUTED AND DELIVERED on the date first written above.


PURCHASER:

C.I.S. TECHNOLOGIES, INC.


By: /s/ Philip D. Kurtz
   ---------------------------
Name:  Philip D. Kurtz
     -------------------------
Title: Chairman and CEO
      ------------------------

SELLERS:

FIRST FINANCIAL MANAGEMENT CORPORATION


By: /s/ Stephen D. Kane
   ----------------------------
Name:    Stephen D. Kane
      -------------------------
Title:   Vice Chairman
       ------------------------


MICROBILT CORPORATION


By: /s/ Michael H. Pope
   ----------------------------
Name:   Michael H. Pope
      -------------------------
Title:  Senior Vice President
       ------------------------

                       STOCK PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                           C.I.S. TECHNOLOGIES, INC.
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                                      AND
                             MICROBILT CORPORATION


                                  EXHIBIT A-1

                                PROMISSORY NOTE
                                (NON-NEGOTIABLE)


$5,000,000                                                       May ___, 1995


     FOR VALUE RECEIVED, the undersigned, HOSPITAL COST CONSULTANTS, INC., a California corporation ("Borrower"), hereby unconditionally promises to pay to FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation ("Lender"), at Lender's office located at 3 Corporate Square, Suite 700, Atlanta, Georgia 30329, or at such other place as Lender of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION DOLLARS ($5,000,000), together with interest thereon as provided herein.

     The principal amount hereof shall be due and payable in full on August ___, 1995 (the "Initial Maturity Date"); provided, however, that Borrower may extend
                                    --------  -------
the maturity hereof until November ___, 1995 (the "First Extended Maturity Date") by delivering written notice of such extension to Lender not less than five (5) days prior to the Initial Maturity Date; provided, further, that if
                                                  --------  -------
Borrower shall have extended the maturity hereof until the First Extended Maturity Date, Borrower may further extend the maturity hereof until February ___, 1996 (the "Second Extended Maturity Date") by delivering written notice of such extension to Lender not less than five (5) days prior to the First Extended Maturity Date. As a condition to any such extension, no Event of Default (as defined below) shall have occurred and been continuing as of the effective date of such extension.

     Borrower unconditionally promises to pay interest on the outstanding unpaid principal amount hereof at the following rates:

          (a) from the date hereof to, but not including, the Initial Maturity Date, the outstanding unpaid principal amount hereof shall bear interest at the rate per annum equal to LIBOR (as hereinafter defined) as in effect on the date hereof, plus four percent (4%);

          (b) from the Initial Maturity Date to, but not including, the First Extended Maturity Date, the outstanding unpaid principal amount hereof shall bear interest at the rate per annum equal to LIBOR as in effect on the Initial Maturity Date, plus six percent (6%);

          (c) from the First Extended Maturity Date until this Note has been paid in full, the outstanding unpaid principal amount hereof shall bear interest at the rate per annum equal to LIBOR as in effect on the First Extended Maturity Date, plus eight percent (8%).

     Interest shall be due and payable on the last day of each of the periods described in clauses (a), (b) and (c) above, on the date of any partial prepayment of the principal amount hereof and on the date of payment of this
Note in full (whether at maturity or by reason of prepayment in full or acceleration of the principal amount hereof. Interest shall be computed on the daily outstanding principal amount hereof on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues.

     As used herein, "LIBOR," as of any date of determination thereof, means the rate published in the "MONEY RATES" column of The Wall Street Journal on such
                                              -----------------------
date of determination (or if The Wall Street Journal is not published on such
                             -----------------------
date, then on the most recent date preceding such date of determination that The
                                                                             ---
Wall Street Journal is published) as the average of interbank offered rates for
- -------------------
three month dollar deposits in the London market based on quotations at five major banks, regardless of the stated effective date thereof. In the event that The Wall Street Journal ceases to be published, then Lender, by written notice
- -----------------------
to Borrower, shall specify an alternate, comparable source for LIBOR.

     Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any applicable law. In the event that any rate of interest required to be paid under this Note exceeds the maximum rate permitted by applicable law, such rate shall automatically be reduced to the maximum rate permitted by such law and any excess previously collected by Lender shall be, at Lender's option, either applied to principal or returned to Borrower.

     Payment of this Note is secured pursuant to the terms of that certain Security Agreement of even date herewith between Borrower and Lender (the "Security Agreement") and is guaranteed pursuant to the terms of that certain Corporate Guaranty of even date herewith (the "Guaranty"), executed by C.I.S. Technologies, Inc. ("C.I.S.") in favor of Lender, which Guaranty is secured pursuant to the terms of that certain Stock Pledge Agreement of even date herewith (the "Pledge Agreement"), between C.I.S. and Lender.

     Borrower may prepay the principal amount of this Note, in whole or in part, at any time without penalty or premium. Upon any such prepayment, Borrower shall pay all accrued but unpaid interest on the principal amount prepaid.

     The occurrence of any of the following events shall constitute an "Event of Default" hereunder:


          (a) Borrower fails to pay any principal of or interest on this Note within five (5) days after the due date thereof;

          (b) Borrower fails to observe or perform any covenant or agreement contained in this Note or in the Security Agreement, or C.I.S. fails to observe or perform any covenant or agreement contained in that certain Stock Purchase and Sale Agreement dated ________, 1995 (the "Purchase Agreement"), between Lender, MicroBilt Corporation and C.I.S., or in the Guaranty or the Pledge Agreement and such default continues for thirty (30) days after written notice from Lender;

          (c) Any representation or warranty of Borrower in the Security Agreement or of C.I.S. in the Purchase Agreement, the Guaranty or the Pledge Agreement is inaccurate in any material respect as of the date made;

          (d) Borrower or C.I.S. ceases to conduct its business as a going concern;

          (e) A final judgment (after the expiration of all times to appeal therefrom) for the payment of money in excess of $50,000 in the aggregate not fully covered by insurance is entered against Borrower or C.I.S. or a warrant of execution or similar process is issued or levied against Borrower's or C.I.S.'s property, and within thirty (30) days thereafter, such judgment, warrant or process shall not have been paid in full;

          (f) A default shall occur under any other agreement, document or instrument to which Borrower or C.I.S. is a party or by which Borrower or C.I.S. or its property is bound, and such default (i) involves the failure to make any payment (whether of principals, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any indebtedness of Borrower or C.I.S. in an aggregate amount exceeding $100,000, except for payments lawfully withheld by Borrower or C.I.S., as the case may be, as a setoff in connection with a good faith dispute between Borrower or C.I.S., as the case may be, and the holder of such indebtedness, or (ii) causes (or permits any holder of such indebtedness or a trustee to cause) such indebtedness, or a portion thereof in an aggregate amount exceeding $100,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

          (g) Borrower or C.I.S. commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing;

          (h) Any involuntary case or other proceeding is commenced against Borrower or C.I.S. seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of sixty (60) days; or an order for relief is entered against Borrower or C.I.S. under the federal bankruptcy laws as now or hereafter in effect.

     Upon the occurrence of an Event of Default, Lender may declare the entire outstanding principal and interest evidenced by this Note immediately due and payable and may pursue any and all actions to collect and enforce the collection of such amounts; provided that upon the occurrence of an Event of Default described in clause (g) or (h) above, the entire outstanding principal and interest evidenced by this Note automatically shall become immediately due and payable without any notice or other action whatsoever by Lender. The rights and remedies of Lender are cumulative and not exclusive of any other right or remedy which such holder may have by contract or at law or in equity.

     No delay or failure on the part of Lender in the exercise of any right, power or privilege granted under this Note or otherwise available by agreement, at law or in equity, shall impair any right, power or privilege or be construed as a waiver of any default or any acquiescence therein.

     Borrower hereby waives demand, presentment, protest, notice of demand, dishonor, presentment, protest, nonpayment and all other notices in connection with this Note.

     If this Note is collected by or through an attorney-at-law, all costs of collection, including reasonable attorneys' fees, shall be payable by the Borrower.

     This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Georgia.

     Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

     WITNESS the hand and seal of the undersigned, as of the date first above written.


                                    HOSPITAL COST CONSULTANTS, INC.


                                    By:_______________________________

                                    Title:____________________________


                                    Attest:___________________________

                                    Title:____________________________

                       STOCK PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                           C.I.S. TECHNOLOGIES, INC.
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                                      AND
                             MICROBILT CORPORATION


                                  EXHIBIT A-2

                               CORPORATE GUARANTY

                               CORPORATE GUARANTY


     THIS CORPORATE GUARANTY ("Guaranty") is made and entered into as of the ____ day of May, 1995, by C.I.S. Technologies, Inc., a Delaware corporation ("Guarantor"), in favor of FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation ("Lender").

     WHEREAS, Hospital Cost Consultants, Inc., a California corporation ("Borrower"), is indebted to Lender pursuant to the terms of that certain Promissory Note of even date herewith in the principal amount of $5,000,000 (as the same may be amended, supplemented, restated, extended or renewed from time to time, the "Note"), made and executed by Borrower and payable to the order of Lender;

     WHEREAS, Guarantor is the sole shareholder of Borrower; and

     WHEREAS, the financial accommodations to be extended to Borrower under the Note will inure to the benefit of Guarantor; and

     WHEREAS, Lender has required, as a condition to the continuation of financial accommodations to be extended to Borrower under the Note that Guarantor execute and deliver this Guaranty to Lender; and

     NOW, THEREFORE, in consideration of the premises, the sum of Ten Dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby represents, warrants and agrees as follows:

     1. Guarantor unconditionally guarantees the due and punctual payment in full of all principal of and interest on the Note (the "Guaranteed Obligations"). This Guaranty constitutes a guaranty of payment and not of collection and Guarantor waives any right to require that any resort be had by Lender to (i) Borrower, (ii) any security held by Lender for payment of the Guaranteed Obligations, (iii) any other monetary obligations of Borrower to Lender or (iv) Lender's rights against any other guarantor of the Guaranteed Obligations.

     2. Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from Guarantor, whether in its capacity as Guarantor of the Guaranteed Obligations or otherwise, or from any other guarantor, and that

Guarantor will remain bound upon this Guaranty notwithstanding other extension or renewal of the Guaranteed Obligations.

     3. Guarantor waives presentation to, demand of payment from and protest to Borrower of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Guarantor further waives the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms of this Guaranty, including, without limitation, Section 10-7-24 of the Official Code of Georgia Annotated. The obligations of Guarantor hereunder shall not be affected by (i) the failure of Lender to assert any claim or demand or to enforce any right or remedy against Borrower or any collateral for the Guaranteed Obligations, (ii) any extension or renewal of the Guaranteed Obligations, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Note or any other agreement, document or instrument evidencing or securing the Guaranteed Obligations (collectively, the "Loan Documents") or (iv) the release of any security held by Lender for the Guaranteed Obligations.

     4. The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the provisions of this Guaranty, the Note, any Loan Documents or the Guaranteed Obligations. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of Lender to assert any claim or demand or to enforce any remedy hereunder or under the Note or any of the Loan Documents, by any default, failure or delay, wilful or otherwise, in the performance of the terms and conditions of the Note or any of the Loan Documents, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor, or which would otherwise operate as a discharge of Guarantor, as a matter of law.

     5. Guarantor further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, on the Guaranteed Obligations is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of Borrower or otherwise.

     6. In furtherance of the foregoing and not in limitation of any other right which Lender may have at law or in equity against Guarantor by virtue hereof, upon failure of Borrower to make any payment on the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to, and will, upon receipt of written demand by Lender, forthwith pay or cause to be paid to Lender in immediately available funds, an amount equal to and to be applied in payment of the unpaid amount of such portion of the Guaranteed Obligations and all other monetary obligations of Guarantor to Lender under this Guaranty.

     7. Guarantor shall not exercise any rights, by reason of any payment made hereunder or otherwise, of subrogation to the rights of Lender or of reimbursement from Borrower until all of the Guaranteed Obligations have been paid in full.

     8. Guarantor agrees that, with or without notice or demand, it will reimburse Lender, to the extent that such reimbursement is required to be made but not made by Borrower, for all expenses (including reasonable attorneys' fees) incurred by Lender in connection with any Guaranteed Obligations of Borrower under the Note or any of the Loan Documents, or the collection thereof.

     9. Each reference herein to Lender shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

     10. No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligations of Guarantor or of the right of Lender to take further action without notice or demand as provided herein, nor in any event shall any modification or waiver of the provisions of this Guaranty be effective unless in writing and signed by Guarantor and Lender, nor shall any such waiver be applicable except in the specific instance for which given.

     11. (a) Guarantor agrees to indemnify Lender from and hold them harmless against any documentary taxes, withholding taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Guaranty.

          (b) Additionally, Guarantor agrees to reimburse Lender for all expenses (including reasonable attorneys' fees) incurred by Lender in connection with the enforcement of this Guaranty.

     12.  Guarantor represents and warrants to Lender as follows:

          (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified to do business in all jurisdictions where failure to so qualify would have a material adverse effect on the Company.

          (b) The execution, delivery and performance of this Agreement are within Guarantor's corporate power, have been duly authorized by all necessary or proper corporate action, are not in contravention of any provision of law or of any agreement or indenture by which Guarantor is bound, or of Guarantor's articles or certificate of incorporation or bylaws, and do not require the consent or approval of any governmental body, agency, authority or other person or entity, which has not been obtained and a copy thereof furnished to Lender.

          (c) This Agreement constitutes Guarantor's valid and legally binding obligation, enforceable in accordance with its terms.

     13. This Guaranty is, and shall be deemed to be, a contract entered into, under and pursuant to the laws of the State of Georgia and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said state; and no defense given or allowed by the laws of any other state shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of Georgia.

     14. GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF FULTON, STATE OF GEORGIA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY SHALL BE LITIGATED IN SUCH COURTS. GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. GUARANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL AT THE ADDRESS SET FORTH BELOW ITS SIGNATURE SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     15. In case any one or more of the provisions contained in this Guaranty should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first above written.

                                    C.I.S. TECHNOLOGIES, INC.


                                    By:_______________________________

                                    Title:____________________________

                                    Address:

                                    C.I.S. Technologies, Inc.
                                    One Warren Place, Suite 1900
                                    6100 South Yale Avenue
                                    Tulsa, Oklahoma  74136
                                    Attention: Philip D. Kurtz,
                                               Chief Executive Officer
                                    Facsimile No.: (918) 481-4205

                       STOCK PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                           C.I.S. TECHNOLOGIES, INC.
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                                      AND
                             MICROBILT CORPORATION


                                  EXHIBIT A-3

                             STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT is made and entered into as of the ___ day of May, 1995, between C.I.S. TECHNOLOGIES, INC., a Delaware corporation ("Pledgor"), and FIRST FINANCIAL MANAGEMENT CORPORATION, a Georgia corporation ("Secured Party").

     1.   Definitions.  Whenever the following terms are used herein, they shall
          -----------
be defined as follows:

     "Agreement" or "this Agreement" means and include all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Borrower" means Hospital Cost Consultants, Inc., a California corporation.

     "Collateral" means and include all of the Pledged Securities, together with all proceeds thereof and all cash, dividends, additional securities, and other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Securities.

     "Commission" means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.

     "Event of Default" means any of the events listed in Section 5(a).
                                                          ------------

     "Guaranty" means that certain Corporate Guaranty of even date herewith, made by Pledgor in favor of Secured Party, as amended, supplemented and restated from time to time.

     "Note" means that certain Promissory Note of even date herewith, in the principal amount of $5,000,000, made by Borrower and payable to the order of Secured Party, as amended, supplemented and restated from time to time, and together with all replacement notes issued in substitution therefor.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledged Securities" means and include the issued and outstanding shares of capital stock of Borrower owned or hereafter acquired by Pledgor.

     "Secured Obligations" means and includes all indebtedness, liabilities and obligations of Pledgor under the Guaranty.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same may from time to time be in effect.

     "Securities Laws" means the Securities Act, the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, together with any and all applicable state blue sky laws, all as the same may from time to time be in effect.

     2.   Pledge.  Pledgor hereby grants to Secured Party a security interest in
          ------
all of the Collateral, now or hereafter owned by Pledgor, as security for the payment and performance when due of the Secured Obligations.

     TO HAVE AND TO HOLD the Collateral, together with all rights, title, interests, powers, privileges and preferences pertaining or incidental thereto, unto Secured Party and its successors and assigns forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

     3.   Representations, Warranties and Covenants Regarding Collateral.
          --------------------------------------------------------------
Pledgor hereby represents, warrants and covenants to and with Secured Party as follows:

          a.  Due Authorization, Etc.  The execution, delivery and performance
              ----------------------
     of this Agreement, the creation of the liens and security interests and the delivery to Secured Party of the securities provided for hereunder are within Pledgor's corporate power, have been duly authorized by all necessary or proper corporate action, are not in contravention of any provision of law or of any agreement or indenture by which Pledgor is bound, or of Pledgor's articles or certificate of incorporation or bylaws, and do not require the consent or approval of any government body, agency, authority or other Person, which has not been obtained and a copy thereof furnished to Secured Party.

          b.  Valid and Binding Obligation.  This Agreement constitutes
              ----------------------------
     Pledgor's valid and legally binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in equity or at law).

          c.  Title to Collateral.  Pledgor is the legal and equitable owner of,
              -------------------
     and has the complete and unconditional authority to pledge, the Collateral and holds the same free and clear of all liens, charges, encumbrances and security interests except those in favor of Secured Party granted hereunder. All of the issued and outstanding shares of capital stock of Borrower are registered in the name of Pledgor and are owned by Pledgor. All of such issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable; and Pledgor does not own any options, warrants or commitments of any kind or nature to issue, or any outstanding securities or other instruments convertible into, shares of any class of capital stock of Borrower. All of such issued and outstanding shares of capital stock of Borrower owned by Pledgor are evidenced by the certificates described on Exhibit A attached hereto.

          d.  Place of Business. Pledgor's chief executive office is at the
              -----------------
     address of Pledgor set forth in Section 11(h).
                                     -------------

          e.  Pledge of Pledged Securities.  Upon execution and delivery of this
              ----------------------------
     Agreement, Pledgor shall deliver to Secured Party to be held by Secured Party pursuant to the terms and conditions hereof, certificates evidencing all Pledged Securities included in the Collateral, accompanied by an executed stock power in blank with respect to each such certificate, and such other instruments or documents as Secured Party or its counsel may reasonably request.

          f.  Pledge of Additional Securities and Property.  Except as provided
              --------------------------------------------
     in Section 4(a), Pledgor will cause any additional Pledged Securities or
        ------------
     property issued to or received by it that constitutes Collateral to be forthwith deposited and pledged with Secured Party, in each case accompanied by instruments of assignment duly executed in blank by Pledgor substantially the same as those required by Section 3(e).
                                                 ------------

          g.  No Liens or Security Interests.  Pledgor will not permit any lien,
              ------------------------------
     claim, charge, security interest or encumbrance to exist with respect to the Collateral, other than those in favor of Secured Party with respect to the Collateral.

          h.  Disposition of Collateral or Retained Securities.  Pledgor will
              ------------------------------------------------
     not sell, exchange, hypothecate, pledge, assign, convey, mortgage or abandon any Collateral.

          i.  Payment of Taxes and Charges.  Pledgor will pay all taxes,
              ----------------------------
     assessments and charges levied, assessed or imposed upon the Collateral before the same become delinquent or become liens upon any of the Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

          j.  Further Acts.  Pledgor agrees to perform all acts and do all
              ------------
     things which Secured Party may reasonably request, now or hereafter, to evidence, preserve or protect the creation, attachment or perfection of the security interests herein granted to Secured Party.

          k.  Secured Party's Right to Take Action.   Subject to Pledgor's right
              ------------------------------------
     to contest taxes, assessments and charges as provided in Section 3(i), in
                                                              ------------
     the event that Pledgor fails or refuses to perform any of its obligations set forth herein after Secured Party has requested in writing that Pledgor perform such obligation, Secured Party shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same, and any sums paid by Secured Party, or the cost thereof, including without limitation, reasonable attorneys' fees based upon the attorneys' customary hourly charge for such representation, together with interest thereon at the rate specified during the Second Extension Period under the Note, shall constitute Secured Obligations secured hereby.

          l.  No Obligation by Secured Party.  Pledgor acknowledges and agrees
              ------------------------------
     that nothing contained herein shall obligate Secured Party or impose a duty upon Secured Party to assume any duties or obligations of Pledgor with respect to any of the Collateral.

     4.   Dividends; Etc.
          ---------------

          a.  Right to Vote, Receive Dividends, Etc.  For so long as no Event of
              --------------------------------------
     Default has occurred and is continuing hereunder, Pledgor shall have the right to vote any and all of the pledged securities and give consents, waivers and ratifications in respect thereof, and to receive cash dividends declared and paid by Borrower with respect to the Collateral; provided, however, that no vote shall be cast nor shall any consent, waiver or ratification be given or action taken that would be inconsistent with the terms of this Agreement or any of the Secured Obligations, or any instrument executed and delivered pursuant thereto or which would involve any violations of any of the terms thereof. Any and all stock or liquidating dividends, other distributions in property, returns of capital or other distributions made on or in respect of Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of Borrower, received in exchange for the Collateral or any part thereof or received as a result of any merger, consolidation, acquisition or other exchange of assets to which Borrower may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Secured Party, to be held subject to the terms of this Agreement.

          b.  Possession of the Collateral, Etc.  Secured Party may hold any of
              ----------------------------------
     the Collateral, endorsed or assigned in blank, and may deliver any of the Collateral to Borrower for the purpose of making denominational exchanges or registrations or transfers or for such other purpose in furtherance of this Agreement as Secured Party may deem desirable.

          c.  Termination of Right to Receive Dividends.  Upon the occurrence
              ------------------------------------------
     and during the continuance of any Event of Default, all of Pledgor's rights to receive any cash dividends pursuant to Section 4(a) shall cease, and all
                                               ------------
     such rights shall thereupon become vested in Secured Party, who shall have the sole and exclusive right to receive and retain the dividends which Pledgor would otherwise be authorized to receive and retain pursuant to
     Section 4(a). In such event, Pledgor shall pay over to Secured Party any
     ------------
     cash dividends received by Pledgor thereafter with respect to the Collateral for application to the Secured Obligations in such order and manner as Secured Party shall elect.

     5.   Events of Default; Remedies.
          ----------------------------

          a.  Default.  Each of the following shall constitute an Event of
              --------
     Default hereunder:

              i. if there shall occur any "Event of Default" under the Note, as such term is defined therein; or

              ii. if any of the Collateral shall be attached or levied upon or seized in any legal proceedings.

          b.  Secured Party's Rights and Remedies.  Upon the occurrence and
              ------------------------------------
     during the continuance of an Event of Default:

              i. Secured Party shall thereupon have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code of the State of Georgia or other applicable law and further, Secured Party may, without demand and without advertisement, notice or legal process of any kind (except as may be required by law), all of which Pledgor waives, at any time or times (A) apply any cash dividends received by Secured Party pursuant to Section 4(c) to the Secured Obligations and (B) if following such
             ------------
          application there remains outstanding any of the Secured Obligations, sell the remaining Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as Secured Party shall deem appropriate. Secured Party shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or resale thereof, and upon consummation of any such sale Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on Pledgor's part, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may have at any time in the future under any rule of law or statute now existing or hereafter enacted. Further, Secured Party shall have the right to transfer the Pledged Securities to itself and to exercise its rights to vote under the irrevocable proxy granted to it pursuant to Section 5(b)(iii).
                                                      -----------------

              ii.  Secured Party agrees to give written notice to Pledgor in the manner specified in Section 11(h) not less than ten (10) days
                                  -------------
          prior to the date of the disposition of the Collateral subject to the security interest created herein at any such public sale or sale at any broker's board or on any such securities exchange, or prior to the date after which private sale or any other disposition of said Collateral will be made, and Pledgor agrees that (A) such notice, if given in such manner, shall constitute reasonable notice, but notice given in any other commercially reasonable manner or at any other reasonable time shall be sufficient; (B) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of asset-based lenders disposing of similar property; and (C) the proceeds of any such sale or disposition shall be applied first to the satisfaction of Secured Party's reasonable attorneys' fees, reasonable legal expenses, and other reasonable costs and expenses incurred in connection with the taking, retaking, holding, preparing for sale, and selling of the Collateral, and second to the payment (in whatever order Secured Party elects) of the Secured Obligations. After the application of all such proceeds, Secured Party will return any excess to Pledgor, but Pledgor shall not be liable for any deficiency. To the extent permitted by applicable laws, Pledgor waives all claims, damages and demands against Secured Party arising out of the repossession, retention or sale of the Collateral, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of Secured Party.

              iii. All rights of Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise with respect to the Pledged Securities shall, upon notice to Pledgor by Secured Party, cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights. Pledgor hereby irrevocably constitutes and appoints Secured Party as its attorney and proxy, with full power of substitution, after the occurrence and during the continuance of an Event of Default, to vote or express written consent or dissent in such manner as such attorney and proxy, or its substitute, shall, in its sole discretion, deem proper and otherwise act (including pursuant to any corporate action in writing without a meeting) with respect to all of the Pledged Securities which Pledgor is entitled to vote at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of Borrower, or pursuant to written action taken in lieu of any such meeting or otherwise. This proxy is irrevocable, is coupled with an interest sufficient in law to support an irrevocable proxy, and is granted in consideration of and as an inducement to cause Secured Party to extend financial accommodations to Borrower.

          c.  Restrictions Imposed by Securities Laws.  Pledgor understands that
              ----------------------------------------
     compliance with the Securities Laws may strictly limit the course of Secured Party's conduct in the disposition of all or any part of the Pledged Securities in accordance with this Section 5, and may also limit
                                                ---------
     the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Pledgor clearly understands that Secured Party shall be entitled to place all or any part of the Pledged Securities for private placement by an investment banking firm, that any such investment banking firm may purchase all or any part of the Pledged Securities for its own account, and that Secured Party shall be entitled to place all or any part of the Pledged Securities privately with a purchaser or purchasers who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof in violation of the Securities Laws, notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which Secured Party sells.

     6.   Power of Attorney.  Pledgor appoints Secured Party, or any other
          ------------------
Person whom Secured Party may designate, as Pledgor's attorney, with power, effective upon and during the continuance of an Event of Default, to endorse Pledgor's name on any checks, notes, acceptances, money orders, drafts or other form of payment or security that may come into Secured Party's possession with respect to the Collateral and to do all things necessary to carry out this Agreement. Pledgor ratifies and approves all acts of such attorney. Neither Secured Party nor any other Person designated by Secured Party as attorney hereunder will be liable for any acts or omissions except in the case of wilful misconduct or gross negligence on the part of Secured Party or such Person, nor for any errors of judgment or mistakes of fact or law. This power, coupled with an interest, is irrevocable until the termination of this Agreement.

     7.   Termination of Agreement.  This Agreement shall continue in full force
          -------------------------
and effect until the satisfaction in full of the Secured Obligations. Upon termination of this Agreement, Secured Party shall surrender to Pledgor or other Person legally entitled thereto, all certificates evidencing and stock powers in respect of the securities included in the Collateral which have not been disposed of pursuant to Section 5(b).
                        ------------

     8.   Obligations Unaffected. The validity and enforceability of the
          -----------------------
security interest granted hereunder and the rights of Secured Party hereunder shall not be affected by (i) the failure of Secured Party to assert any claim or demand or to enforce any right or remedy against Borrower, (ii) any extension or renewal of any of the terms thereof, (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Note or (iv) the release of any security held by Secured Party for the Secured Obligations. Pledgor waives any right to require that any resort be had by Secured Party to (i) any security held by Secured Party for payment of the Secured Obligations, (ii) any other monetary obligations of Borrower to Secured Party or (iii) Secured Party's rights against any guarantor of the Secured Obligations.

     9.   Waiver of Subrogation.  Pledgor shall not exercise any rights, by
          ----------------------
reason of this Agreement or otherwise, of subrogation to the rights of Lender or of reimbursement from Borrower until all of the Secured Obligations have been paid in full.

     10.  Waivers; Amendments; Successors and Assigns.
          --------------------------------------------

          a.  Waiver of Presentment and Notice.  Pledgor waives presentment and
              ---------------------------------
     protest of any instrument and notice thereof, notice of default and all other notices to which Pledgor might otherwise be entitled, except as otherwise specifically provided herein.

          b.  Waiver of Failure or Delay.  Failure by Secured Party to exercise
              ---------------------------
     any right, remedy or option under this Agreement or in any other agreement between the parties hereto, or delay by Secured Party in exercising the same, will not operate as a waiver.

          c.  Written Waivers, Etc.  No waiver by Secured Party will be
              ---------------------
     effective unless it is in a writing signed by Secured Party, and then only to the extent specifically stated, and no waiver by Secured Party on any occasion shall affect or diminish Secured Party's right thereafter to require strict performance by Pledgor with any provision of this Agreement.

          d.  Remedies Cumulative.  Secured Party's rights and remedies under
              --------------------
     this Agreement will be cumulative and not exclusive of any other right or remedy which Secured Party may have.

          e.  Waiver of Trial by Jury.  Each party hereto waives all right to
              ------------------------
     trial by a jury in any litigation relating to transactions under this Agreement.

          f.  No Oral Amendments.  This Agreement cannot be changed or
              -------------------
     terminated orally.

          g.  Right to Assign.  Secured Party shall have the right to assign
              ----------------
     this Agreement and to transfer, assign or sell participations in its interests hereunder from time to time in connection with any sale, assignment, transfer or other disposition of the Note or any portion thereof, but Pledgor shall not be permitted to assign this Agreement or any interest herein.

          h.  Successors and Assigns.  All of the rights, privileges, remedies
              -----------------------
     and options given to Secured Party hereunder shall inure to the benefit of its successors and assigns; and all the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the representatives, successors and assigns of Secured Party and Pledgor.

     11.  General Provisions.
          -------------------

          a.  Further Acts, Etc.  Pledgor agrees to do such further acts and
              ------------------
     things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Secured Party may at any time request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights and remedies hereunder.

          b.  Section Headings.  Section headings used herein are for
              -----------------
     convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          c.  Severability.  Wherever possible, each provision of this Agreement
              -------------
     shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidat ing the remainder of such provision or the remaining provisions of this Agreement.

          d.  Choice of Law.  This Agreement shall be deemed to be a contract
              --------------
     made under the laws of the State of Georgia for all purposes, and the validity of this Agreement and of all transactions provided for herein shall be governed by, interpreted and construed under, and in accordance with, the internal laws (and not the law of conflicts) of the State of Georgia.

          e.  Survival of Representations and Warranties.  Pledgor covenants,
              -------------------------------------------
     warrants and represents to Secured Party that all of Pledgor's representations and warranties contained in this Agreement shall be true at the time of Pledgor's execution of this Agreement, shall survive the execution, delivery and acceptance thereof by the parties hereto and the closing of the transactions described herein or related hereto.

          f.  Survival of Rights, Duties, Etc.   No termination or cancellation
              --------------------------------
     (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation or (ii) the Collateral.

          g.  Legal Remedy Inadequate.  Pledgor recognizes that, in the event
              ------------------------
     Pledgor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Secured Party; therefore, Pledgor agrees that Secured Party, if Secured Party so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          h.  Notices.  Except as specifically provided in this Agreement, all
              --------
     notices and the communications hereunder shall be in writing. Notices shall be sent by same day or overnight courier service or by facsimile transmission and shall be deemed received, in the case of same day courier, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service and, in the case of facsimile transmission, upon transmittal. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

          If to Secured Party:    First Financial Management Corporation
                                  3 Corporate Square, Suite 700
                                  Atlanta, Georgia  30329
                                  Attention: Legal Department
                                  Facsimile No.: (404) 636-7632

          If to Pledgor:          C.I.S. Technologies, Inc.
                                  One Warren Place, Suite 1900
                                  6100 South Yale Avenue
                                  Tulsa, Oklahoma  74136
                                  Attention: Philip D. Kurtz,
                                              Chief Executive Officer
                                  Facsimile No.: (918) 481-4205

          h.  CONSENT TO JURISDICTION; SERVICE OF PROCESS.  PLEDGOR HEREBY
              -------------------------------------------
     CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF FULTON, STATE OF GEORGIA AND IRREVOCABLY AGREES THAT, SUBJECT TO SECURED PARTY'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. PLEDGOR HEREBY AGREES THAT SERVICE UPON PLEDGOR BY MAIL AT THE ADDRESS SPECIFIED PURSUANT TO SECTION 11(H) ABOVE SHALL CONSTITUTE SUFFICIENT
                           -------------
     SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF SECURED PARTY TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              C.I.S. TECHNOLOGIES, INC.


                              By:_______________________________

                              Title:____________________________


                              FIRST FINANCIAL MANAGEMENT CORPORATION


                              By:_______________________________

                              Title:____________________________

                                   EXHIBIT A

                   Certificate Evidencing Pledged Securities
                   -----------------------------------------



                Number of                                  Certificate
                 Shares                                      Number
                ---------                                  ---------

                       STOCK PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                           C.I.S. TECHNOLOGIES, INC.
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                                      AND
                             MICROBILT CORPORATION


                                  EXHIBIT A-4

                               SECURITY AGREEMENT

       [TO BE AGREED UPON BY THE SELLERS AND PURCHASER PRIOR TO CLOSING]

                       STOCK PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                           C.I.S. TECHNOLOGIES, INC.
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                                      AND
                             MICROBILT CORPORATION


                                   EXHIBIT B

                         AGREEMENT CONCERNING EARN-OUT


     THIS AGREEMENT (this "Agreement") is made and entered into as of the ___ day of __________, 1995 by and among First Financial Management Corporation, a Georgia corporation ("FFMC"), C.I.S. Technologies, Inc., a Delaware Corporation ("CIS"), John A. Booth (the "Shareholders' Agent"), a resident of the State of California, and each of the parties listed on the signature lines below as Shareholders (the "Named Shareholders").

                              BACKGROUND STATEMENT

     FFMC and the Shareholders' Agent are parties to an Agreement and Plan of Merger, dated October 26, 1993, as amended, by and among FFMC, MicroBilt Corporation, a wholly-owned subsidiary of FFMC ("MicroBilt"), Hillary Acquisition Corporation, a wholly owned subsidiary of MicroBilt, Hospital Cost Consultants, Inc., a California corporation ("HCCI"), the Shareholders' Agent and Robert J. Dendall (the "Merger Agreement"). Pursuant to the Merger Agreement, Hillary Acquisition Corporation merged with and into HCCI and the former shareholders of HCCI (the "Shareholders") received an initial cash payment together with the right to receive contingent future cash payments (as defined in the Merger Agreement, "Additional Merger Consideration"; referred to herein as the "Earn-out") and HCCI thereby became a wholly-owned subsidiary of MicroBilt (the "Merger"). The Merger was consummated on December 17, 1993.
FFMC and MicroBilt have currently proposed to enter into an agreement with CIS providing for the acquisition of HCCI by CIS (the "Proposed Acquisition"). In connection therewith, CIS will assume certain obligations of FFMC and MicroBilt under the Merger Agreement with respect to the Earn-out, subject to such modifications to the Earn-out as are acceptable to the Named Shareholders and to the Shareholders' Agent pursuant to the Shareholders' Agent's authority, under
Section 13 of the Merger Agreement and the authorizations executed by the Shareholders in connection with the consummation of the Merger, to act on behalf of the Shareholders and to modify the Earn-out. The parties hereto desire to provide in this Agreement for the settlement of the amount of the Earn-out with respect to HCCI's 1994 fiscal year, which is presently in dispute, for the release of FFMC and MicroBilt from certain obligations of the Earn-out, and for the assumption of certain Earn-out obligations by CIS. In connection therewith, those Named Shareholders identified on the signature lines below as "Noteholders" have agreed to repay in full the amounts advanced to them by FFMC, together with accrued interest, evidenced by promissory notes (the "Notes") executed in connection with the consummation of the Merger. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

                             STATEMENT OF AGREEMENT

     In consideration of the mutual agreements set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), and effective upon consummation of the Proposed Acquisition, the parties hereby agree as follows:

1.   Settlement of 1994 Additional Merger Consideration.
     --------------------------------------------------

          a. In complete settlement of its obligations under Section 2.2 of the Merger Agreement in respect of the amount of the Earn-out payable for HCCI's 1994 fiscal year (the "1994 Earn-out") and in recognition that the Shareholders are being given credit in advance for receivables qualifying for carryover as 1995 Eligible Revenue, in the amount of $2,700,753 (the "1995 Carryover Receivables"), FFMC, on behalf of MicroBilt, shall, promptly following the consummation of the Proposed Transaction, pay to the Shareholders the amount of $1,130,000, constituting full and final payment of the 1994 Earn-out and payment of all Earn-out attributable to the 1995 Carryover Receivables in the manner set forth herein, including Section 3, below.

          b.  Owing to the credit given by FFMC and MicroBilt described in
     Section 1(a), above, the parties agree that, for purposes of computing the Earn-out for HCCI's 1995 fiscal year and CIS's assumption of the obligations of FFMC and MicroBilt in respect thereof, as set forth below, 1995 Eligible Revenues shall exclude the 1995 Carryover Receivables which have been credited to 1994 Eligible Revenues for purposes of determining the payment in Section 1(a), above.

     2.   Releases
          --------

          a. The Shareholders' Agent, on behalf of the Shareholders, John A. Booth, individually, and each of the Named Shareholders, upon receipt thereof, hereby accept the amount set forth in Section 1(a) as full and final settlement of the 1994 Earn-out as well as all Earn-out payable in respect of the 1995 Carryover Receivables and hereby unconditionally release FFMC and its subsidiaries and affiliates, including MicroBilt, and the officers and directors of each and CIS and the officers and directors of CIS (collectively, "Releasees"), from (i) any and all liabilities and obligations that Releasees, or any of them, may have to the Shareholders (or any permitted successor thereof) in respect of the 1994 Earn-out as well as all Earn-out payable in respect of the 1995 Carryover Receivables and (ii) any and all rights, claims, actions or causes of action accrued or to accrue by reason of any action taken or not taken by Releasees, or any of them, from the beginning of the world to the date of closing of the Proposed Transaction in respect of the Earn-out, including, without limitation any claim premised upon management of HCCI by FFMC and/or any of its affiliated companies.

          b. Upon the consummation of the Proposed Transaction and effectiveness of the assumption of obligations set forth in Section 4 below, John A. Booth, individually, and each of the Named Shareholders hereby unconditionally releases FFMC and its subsidiaries and affiliates, including MicroBilt, and the officers and directors of each, from any and all liabilities and obligations that any of them may have to John A. Booth or any of the Named Shareholders (or any permitted successor of John A. Booth or any of the Named Shareholders) in respect of the obligations of FFMC and MicroBilt under the Earn-out for HCCI's fiscal years 1995 through 1998 (the "1995-1998 Earn-out Obligations").

     3.   Repayment of Loans By Noteholders.  Each of the Noteholders hereby
          ---------------------------------
agrees that the proceeds payable to him or her in respect of the 1994 Earn-out shall be used first to satisfy the outstanding amounts due from the Noteholder to FFMC as of the date of consummation of the Proposed Acquisition, pursuant to such Noteholder's Note, including accrued interest, and that any balance of the 1994 Earn-out due to each of such Noteholders after satisfaction of such Note shall be paid in the same manner as is paid to the other Shareholders. Upon full payment, FFMC hereby agrees to mark each such Note "cancelled" and to return each such Note so marked to the respective Noteholder. If any balance remains due to FFMC under any Note after application of the allocable 1994 Earn-out payable to the respective Noteholder, FFMC shall reduce the amount otherwise payable to John A. Booth hereunder by the amount of such remaining balance and shall endorse such note to John A. Booth, whereupon such balance shall remain due and payable to John A. Booth under the terms of such Note.

     4.   Assumption by CIS of Fiscal Years 1995 through 1998 Earn-out.
          ------------------------------------------------------------
Effective upon the consummation of the Proposed Transaction, CIS does hereby assume from FFMC and MicroBilt and agree in their place and stead to become liable for and pay to the Shareholders for the entirety of the 1995-1998 Earn-out Obligations, which shall be computed, as provided in Section 1(b), without reference to the 1995 Carryover Receivables, and shall be subject to the releases set forth in Section 2(a)(i) and (ii) (the "Assumed Earn-out Obligations").

     5.   Indemnification by CIS.  CIS hereby further agrees to indemnify FFMC
          ----------------------
from and against any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses, including, without limitation settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions incurred or suffered by FFMC or MicroBilt in respect of the Assumed Earn-out Obligations.

     6.   Effect on Merger Agreement.  Except for the settlement, release and
          --------------------------
assumption provided herein, upon consummation of the Proposed Transaction, the rights and obligations of the parties under the Merger Agreement shall remain in full force and effect (with CIS assuming all obligations of FFMC and MicroBilt in respect of the Assumed Earn-out Obligations, as aforesaid, subject to any modification thereof agreed to by CIS and the Shareholders' Agent). CIS confirms its intention to negotiate, in good faith and without delay, appropriate modifications to certain of the Assumed Earn-out Obligations or the substitution therefor of other rights or securities.

     7.   Further Assurances.  Upon the execution of this Agreement and
          ------------------
thereafter, each party to this Agreement agrees to do such things as may be reasonably requested by any other party to this Agreement in order more effectively to consummate or document the transactions contemplated by this Agreement.

     8.   Representations and Warranties of Named Shareholders.  Each of the
          ----------------------------------------------------
Named Shareholders (including John A. Booth individually) hereby represent, warrant and acknowledge on behalf of himself or herself (but not on behalf of the other Named Shareholders) the following (the truth and accuracy of each item of which is a material inducement to FFMC and CIS to enter into this Agreement):

          a. In determining to enter into this Agreement, the Named Shareholders were advised by FFMC and CIS to seek the advice of legal counsel. Further, the Named Shareholders have relied on the advice and counsel of John A. Booth who has served as their representative and who has, as their representative and with the advice of said legal counsel, negotiated directly with representatives of FFMC and CIS the terms and provisions of this Agreement.

          b. Each of the Named Shareholders has been afforded an opportunity to review CIS's (i) most recent Annual Report to Shareholders, (ii) 1994 Form 10-K Annual Report, (iii) 1994 Annual Meeting Proxy Statement and (iv) Form 10-Q Quarterly Report for the quarter ended March 31, 1995. In addition, John A. Booth, as representative of the other Named Shareholders has obtained, and each of the other Named Shareholders has had an opportunity to obtain, any information from representatives of FFMC and CIS necessary to evaluate the merits and risks of this agreement and has/have been given the opportunity to meet with officials of FFMC and CIS and to have said officials answer any questions regarding the terms and conditions of this Agreement and all such questions have been answered to their full satisfaction.

          c. In agreeing to the release of FFMC and its subsidiaries and affiliates from the 1995-1998 Earn-out Obligation pursuant to Section 2(b), above, the Named Shareholders recognize that CIS's concurrent assumption of the 1995-1998 Earn-out Obligation pursuant to Section 4, above, and the resulting fact that the Named Shareholders may hereafter look only to CIS for satisfaction of the 19985-1998 Earn-out Obligation, involves materially different considerations and risks from those which applied before the entering into of this Agreement. In particular, in determining to enter into this Agreement, the Named Shareholders have considered the relative size, profitability and credit-worthiness of CIS as compared with FFMC.

          d. Each Named Shareholder represents and warrants that he or she is entering into this Agreement for his or her own account.

          e. Each of the Named Shareholders acknowledges that he or she has received no representations from FFMC, CIS or their affiliates, employees or agents in connection with this Agreement other than as set forth herein or as previously set forth in that certain Consent Solicitation Statement dated December 13, 1993, pursuant to which the Named Shareholders were solicited to approve, inter alia, a merger involving HCC by virtue of which the Named Shareholders originally acquired the Earn-out.

          f. Each named Shareholder has been advised to seek the advice of his or her tax counsel respecting the tax counsel respecting the tax impact on him or her of entering into and consummating this Agreement and is not relying upon FFMC or CIS for any information respecting such tax impact.

     9.   Notices.  Each notice under this Agreement shall be in writing and
          -------
shall be given either in person or by a nationally recognized next business day delivery service or first class mail, postage and any other costs prepaid, to the address of the party being given notice set forth below his or its signature or to such other address as a party may furnish to the other as provided in this sentence.

     10.  Binding Nature.  This Agreement is binding upon the parties and their
          --------------
respective legal representatives, heirs, devisees, legatees or other successors and assigns and shall inure to the benefit of the parties and their respective legal representatives, heirs, devisees, legatees or other successors and assigns.

     11.  No Waiver.  The failure of any party at any time or times to require
          ---------
performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or as a breach of any other provision) of this Agreement.

     12.  Governing Law.  This Agreement shall be governed by, construed and
          -------------
enforced according to the laws of the State of Georgia, without giving effect to the conflict of law principles thereof.

     13.  Captions.  Captions in this Agreement are inserted only as a matter of
          --------
convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

     14.  Counterparts.  This Agreement may be executed by each party upon a
          ------------
separate copy, and in such case one counterpart of this Agreement consists of enough of such copies to reflect the signature of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it is not necessary in making proof of this Agreement or its terms to produce or account for more than one of such counterparts.

     Duly executed and delivered by the parties as of the day and year first above written, effective as set forth above.

                                           FIRST FINANCIAL MANAGEMENT
                                           CORPORATION

Address for Notice:
- ------------------                         By:
3 Corporate Square                            -----------------------------
Suite 700                                  Name:      Stephen D. Kane
Atlanta, GA 30329                               ---------------------------
Attn: Legal Department                     Title:      Vice Chairman
Fax: (404) 636-7632                              --------------------------


                                           C.I.S. TECHNOLOGIES, INC.

Address for Notice:                        By:
- ------------------                            -----------------------------
Suite 1900                                 Name:
6100 South Yale                                 ---------------------------
Tulsa, OK 74136-1930                       Title:
Fax: (918) 481-4205                              --------------------------


                                           SHAREHOLDERS' AGENT


Address:                                   --------------------------------
                                           John A. Booth
- ---------------------------
- ---------------------------
- ---------------------------

                                           NAMED SHAREHOLDERS:


Address:                                   --------------------------------
                                           John Booth
- ---------------------------
- ---------------------------
- ---------------------------


Address:                                   --------------------------------
                                           Terry Brandt*
- ---------------------------
- ---------------------------
- ---------------------------

Address:                                  _______________________________
______________________________            Louise Bridges*
______________________________
______________________________




Address:                                  _______________________________
______________________________            Walter Ellenberger*
______________________________
______________________________


Address:                                  _______________________________
______________________________            Mark Emkjer*
______________________________
______________________________


Address:                                  _______________________________
______________________________            Tobyann Faingold*
______________________________
______________________________


Address:                                  _______________________________
______________________________            Greg King
______________________________
______________________________


Address:                                  _______________________________
______________________________            John Murray
______________________________
______________________________


*/ Indicates Noteholder

                       STOCK PURCHASE AND SALE AGREEMENT
                                 BY AND BETWEEN
                           C.I.S. TECHNOLOGIES, INC.
                     FIRST FINANCIAL MANAGEMENT CORPORATION
                                      AND
                             MICROBILT CORPORATION


                                   EXHIBIT C


                              NONCOMPETE AGREEMENT

     This Agreement dated ______________ , 1995 is entered into by and between First Financial Management Corporation, a Georgia corporation ("FFMC"), MicroBilt Corporation, a Georgia corporation wholly owned by FFMC ("MicroBilt") (FFMC and MicroBilt are individually referred to as a "Seller" and collectively referred to as the "Sellers"), and C.I.S. Technologies, Inc., a Delaware Corporation (the "Purchaser"),

                                   RECITALS:

     A. MicroBilt owns all of the issued and outstanding capital stock, consisting of Class A common stock (the "HCCI Common Stock") of Hospital Cost Consultants, Inc., a California Corporation (the "Company").

     B. Concurrently herewith, the Purchaser is buying and MicroBilt is selling the HCCI Common Stock upon the terms and conditions set forth in that certain Stock Purchase and Sale Agreement dated ______________, 1995 (the "Agreement").

     C. The consummation of the transactions contemplated by the Agreement will result in a transfer to the Purchaser of the goodwill of the Company's business.

     D. As a material inducement to the Purchaser to enter into the Agreement and to acquire the outstanding capital stock of the Company, Sellers have agreed to enter into an agreement by which they will agree not to engage in any business which is competitive with the business of the Company or any of its subsidiaries.

     NOW, THEREFORE, in consideration of the Purchaser entering into and consummating the Agreement and for other good and valuable consideration, receipt of which is hereby acknowledged, the Sellers and the Purchaser agree as follows:

     1. NONCOMPETE. Subject to the last sentence of this Section 1, the Sellers covenant and agree that, during the period commencing on the date hereof and ending on the fifth anniversary of the date hereof (the "Noncompete Period"), they will not, within the boundaries of the United States or of any other countries in which the Company currently conducts its business (the "Noncompete Territory"), directly or indirectly (through subsidiaries or affiliates, as a partner or joint venturer, or otherwise) compete with or conduct a business substantially similar to the business conducted by the Company or its subsidiaries on the date hereof. Sellers further agree that, during the Noncompete Period, they will neither directly nor indirectly call upon, solicit, attempt to solicit, divert or take away, or interfere in any other manner with any of the employees, customers, businesses or patrons of the Company. Notwithstanding the foregoing, the Purchaser expressly acknowledges that it is aware that certain of FFMC's present subsidiaries, including but not limited to VIPS, Inc., are currently, and certain after-acquired subsidiaries of FFMC may be, engaged in businesses that may, or may be deemed to, compete with, or have certain products, programs or services which are similar to those of, the Company and that such businesses, products, programs or services and the logical extensions thereof shall not be a violation of any provision of the first sentence of this Section 1.

     2. SELLERS' DEFAULT. In the event of a breach by the Sellers of their obligations under this Agreement, the Purchaser shall give written notice thereof specifying the breach of which it complains. The Sellers shall have ten days from receipt of such notice to cure the breach. The Purchaser may thereafter, if not so cured, obtain injunctive relief if appropriate; provided, however, whether or not such relief is sought or obtained, the Purchaser shall also be entitled to recover its actual consequential, direct, indirect and punitive damages from the Sellers and shall be entitled to recover its attorney's fees and costs, if successful.

     3. NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Notices shall be sent to the appropri ate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder).


     If to the Purchaser:

                           C.I.S. Technologies, Inc.
                          One Warren Place, Suite 1900
                             6100 South Yale Avenue
                             Tulsa, Oklahoma 74136
                             Fax No. (918) 481-4205

              Attention: Philip D. Kurtz, Chief Executive Officer

with a copy to:

                   Pray, Walker, Jackman, Williamson & Marlar
                                900 ONEOK Plaza
                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                             Fax No. (918) 581-5599

                          Attention: Thomas G. Noulles

     If to the Sellers:

                     First Financial Management Corporation
                         3 Corporate Square, Suite 700
                             Atlanta, Georgia 30329
                            Fax No.  (404) 636-7632

                   Attention: Stephen D. Kane, Vice Chairman

with a copy to:

                     First Financial Management Corporation
                         3 Corporate Square, Suite 700
                            Atlanta, Georgia  30329
                             Fax No. (404) 636-7632

                          Attention: Legal Department

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and telephonic confirmation of receipt. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     4. WAIVER OF BREACH. The waiver by either party hereto of a breach of any provisions of this agreement by the other party hereto shall not operate nor be construed as a waiver of any subsequent breach thereby. No waiver shall be valid unless in writing and signed by the affected party hereto.

     5. SUCCESSORS. The rights and obligations of the Sellers and the Purchaser under this agreement shall inure to the respective benefit of and be binding upon the successors and assigns of the Purchaser and the Sellers. This agreement may not be assigned by either party without the express written consent of the other.

     6. ENTIRE AGREEMENT. This agreement contains the entire agreement between the parties with respect to the subject matter herein. This agreement may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     7. CONSTRUCTION. This agreement and all questions relating to its validity, interpretation, performance and enforcement shall be construed in accordance with the laws of the State of Oklahoma. If for any reason any paragraph, term or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provisions hereof, and this agreement shall be construed and enforced as if such other provisions hereof remain in full force and effect. If for any reason the restrictions and covenants contained herein are held by a court of competent jurisdiction to cover a geographical area or be for a length of time which is unreasonable or unenforceable, or in any other way are construed to be too broad or to any extent invalid, then to the extent the same are or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a covenant having the maximum enforceable area, time, or other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

EXECUTED AND DELIVERED on the date first written above.

PURCHASER:

C.I.S. TECHNOLOGIES, INC.


By:_________________________
Name:_______________________
Title:______________________

SELLERS:

FIRST FINANCIAL MANAGEMENT CORPORATION


By:_________________________
Name:_______________________
Title:______________________

MICROBILT CORPORATION

By:_________________________
Name:_______________________
Title:______________________

                       Stock Purchase and Sale Agreement
                                 by and between
                           C.I.S. Technologies, Inc.
                     First Financial Management Corporation
                           and Microbilt Corporation



                SCHEDULES RELATED TO AGREEMENT HAVE BEEN OMITTED